                                                                     EXHIBIT 2.1


                               AGREEMENT AND PLAN

                                   OF MERGER

                                 BY AND BETWEEN

                        VITALINK PHARMACY SERVICES, INC.

                                      AND

                                 GRANCARE, INC.

                         DATED AS OF SEPTEMBER 3, 1996

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----

                                   ARTICLE I

                                   THE MERGER

Section 1.01.    The Merger...............................................  2
Section 1.02.    Effective Time...........................................  3
Section 1.03.    Certificate of Incorporation and
                   By-Laws of Surviving Corporation.......................  3
Section 1.04.    Directors and Officers of Surviving
                   Corporation............................................  4
Section 1.05.    Stockholders' Meeting....................................  4
Section 1.06.    Filing of Certificate of Merger..........................  5
Section 1.07.    Further Assurances.......................................  5

                                   ARTICLE II

                              CONVERSION OF SHARES

Section 2.01.    Shares...................................................  6
Section 2.02.    Exchange of Shares.......................................  7
Section 2.03.    Effect on GranCare Options...............................  8
Section 2.04.    Fractional Shares........................................  8

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF VITALINK

Section 3.01.    Organization and Qualification..........................   9
Section 3.02.    Authority Relative to This Agreement....................  10
Section 3.03.    Consents, No Conflicts..................................  10
Section 3.04.    Board Recommendation....................................  12
Section 3.05.    State Antitakeover Statutes.............................  12
Section 3.06.    No Existing Violation, Default, Etc.....................  12
Section 3.07.    Licenses and Permits....................................  13
Section 3.08.    Registration Statement; Information
                   Statement.............................................  13
Section 3.09.    Finders or Brokers......................................  14
Section 3.10.    SEC Filings.............................................  14
Section 3.11.    Financial Statements....................................  15
Section 3.12.    Absence of Undisclosed Liabilities......................  16
Section 3.13.    Absence of Changes or Events............................  16
Section 3.14.    Capitalization..........................................  17
Section 3.15.    Capital Stock of Subsidiaries...........................  18
Section 3.16.    Litigation..............................................  18
Section 3.17.    Insurance...............................................  19
Section 3.18.    Title to and Condition of Properties....................  19
Section 3.19.    Leases..................................................  21

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                                                                          ----

Section 3.20.    Contracts and Commitments...............................  21
Section 3.21.    Labor Matters...........................................  23
Section 3.22.    No Change of Control Puts...............................  23
Section 3.23.    Employment and Labor Contracts..........................  23
Section 3.24.    Intellectual Property Rights............................  23
Section 3.25.    Taxes...................................................  24
Section 3.26.    Employee Benefit Plans; ERISA...........................  26
Section 3.27.    Environmental Matters...................................  30
Section 3.28.    Directors, Officers and Compensation
                      of Employees.......................................  34
Section 3.29.    Banks...................................................  34
Section 3.30.    Disclosure..............................................  35
Section 3.31.    Institutional Pharmacy Business.........................  35

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF GRANCARE

Section 4.01.    Organization and Qualification..........................  36
Section 4.02.    Authority Relative to This Agreement....................  37
Section 4.03.    Consents, No Conflicts..................................  38
Section 4.04.    Board Recommendation....................................  39
Section 4.05.    State Antitakeover Statutes.............................  39
Section 4.06.    No Existing Violation, Default, Etc.....................  39
Section 4.07.    Affiliates..............................................  40
Section 4.08.    Licenses and Permits....................................  40
Section 4.09.    Registration Statement; Proxy
                      Statement; SNFCo Registration
                      Documents..........................................  41
Section 4.10.    Finders or Brokers......................................  42
Section 4.11.    SEC Filings.............................................  42
Section 4.12.    Financial Statements....................................  43
Section 4.13.    Absence of Undisclosed Liabilities......................  43
Section 4.14.    Absence of Changes or Events............................  43
Section 4.15.    Capitalization..........................................  44
Section 4.16.    Capital Stock of Subsidiaries...........................  46
Section 4.17.    Litigation..............................................  46
Section 4.18.    Insurance...............................................  47
Section 4.19.    Title to and Condition of Properties....................  47
Section 4.20.    Leases..................................................  49
Section 4.21.    Contracts and Commitments...............................  49
Section 4.22.    Labor Matters...........................................  51
Section 4.23.    No Change of Control Puts...............................  51
Section 4.24.    Employment and Labor Contracts..........................  51
Section 4.25.    Intellectual Property Rights............................  52
Section 4.26.    Taxes...................................................  52
Section 4.27.    Employee Benefit Plans; ERISA...........................  54
Section 4.28.    Environmental Matters...................................  58
Section 4.29.    Directors, Officers and Compensation
                       of Employees......................................  61

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                                                                          ----

Section 4.30.    Banks...................................................  61
Section 4.31.    Disclosure..............................................  61
Section 4.32.    Institutional Pharmacy Business.........................  61
Section 4.33.    Fairness Opinion........................................  62
Section 4.34.    Sufficiency of Assets...................................  63

                                   ARTICLE V

                                   COVENANTS

Section 5.01.    Conduct of Business of GranCare.........................  63
Section 5.02.    Conduct of Business of Vitalink.........................  67
Section 5.03.    No Solicitation by GranCare.............................  70
Section 5.04.    No Solicitation by Vitalink.............................  71
Section 5.05.    Access to Information...................................  72
Section 5.06.    Registration Statement and
                      Proxy Statement....................................  73
Section 5.07.    Commercially Reasonable Efforts;
                      Other Actions......................................  73
Section 5.08.    Public Announcements....................................  74
Section 5.09.    Notification of Certain Matters.........................  74
Section 5.10.    Indemnification.........................................  74
Section 5.11.    Expenses................................................  75
Section 5.12.    Stock Exchange Listings.................................  75
Section 5.13.    GranCare and Subsidiary Actions.........................  76
Section 5.14.    Vitalink and Subsidiary Actions.........................  76
Section 5.15.    Environmental Matters...................................  76
Section 5.16.    Actions Regarding Outstanding Debt......................  77

                                   ARTICLE VI

                         CONDITIONS TO THE OBLIGATIONS
                            OF VITALINK AND GRANCARE

Section 6.01.    Registration Statements.................................  77
Section 6.02.    Stockholder Approval....................................  77
Section 6.03.    Listings................................................  78
Section 6.04.    Certain Proceedings.....................................  78
Section 6.05.    Consents and Approvals..................................  78
Section 6.06.    Distribution............................................  78
Section 6.07.    Dissenting Shares.......................................  78
Section 6.08.    Opinions................................................  79
Section 6.09.    Existing Indebtedness...................................  79

                                  ARTICLE VII

                   CONDITIONS TO THE OBLIGATIONS OF VITALINK

Section 7.01.    Representations and Warranties True.....................  79
Section 7.02.    Performance.............................................  80

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                                                                          ----

Section 7.03.    Certificates............................................  80
Section 7.04.    Material Adverse Change.................................  80
Section 7.05.    Pharmacy Financial Statements...........................  80
Section 7.06.    Auditors' Letter........................................  81

                                  ARTICLE VIII

                   CONDITIONS TO THE OBLIGATIONS OF GRANCARE

Section 8.01.    Representations and Warranties True.....................  81
Section 8.02.    Performance.............................................  81
Section 8.03.    Certificates............................................  81
Section 8.04.    Material Adverse Change.................................  81
Section 8.05.    Shareholders' Agreement.................................  82
Section 8.06.    Auditors' Letter........................................  82

                                   ARTICLE IX

                                    CLOSING

Section 9.01.    Time and Place..........................................  82
Section 9.02.    Filings at the Closing..................................  82

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

Section 10.01.   Termination.............................................  82
Section 10.02.   Termination by Vitalink.................................  83
Section 10.03.   Termination by GranCare.................................  84
Section 10.04.   Procedure for Termination...............................  86
Section 10.05.   Effect of Termination and Abandonment...................  86

                                   ARTICLE XI

                                  DEFINITIONS

Section 11.01.   Terms Defined in This Agreement..........................  89

                                  ARTICLE XII

                                 MISCELLANEOUS

Section 12.01.   Amendment and Modification..............................  91
Section 12.02.   Waiver of Compliance; Consents..........................  92
Section 12.03.   Survivability; Investigations...........................  92
Section 12.04.   Notices.................................................  92
Section 12.05.   Assignment..............................................  93
Section 12.06.   Governing Law...........................................  94
Section 12.07.   Counterparts............................................  94

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                                                                          Page
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Section 12.08.    Severability...........................................  94
Section 12.09.    Interpretation.........................................  94
Section 12.10.    Entire Agreement.......................................  94

Signatures............................................................... S-1

EXHIBITS

     Exhibit A    Form of Distribution Agreement
     Exhibit B    Form of Voting Agreement
     Exhibit C    Form of Affiliate Letter
     Exhibit D    Shareholders Agreement
     Exhibit E    List of Directors
     Exhibit F    List of Officers
     Exhibit G    Opinions

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


          AGREEMENT AND PLAN OF MERGER, dated as of September 3, 1996 (the "Agreement"), by and between Vitalink Pharmacy Services, Inc., a Delaware corporation ("Vitalink"), and GranCare, Inc., a California corporation ("GranCare"). Vitalink and GranCare are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

          WHEREAS, Vitalink and GranCare desire to combine their respective pharmacy businesses, and Vitalink does not want to own the Skilled Nursing Businesses (as hereinafter defined) of GranCare;

          WHEREAS, prior to the Merger (as hereinafter defined), GranCare and its Subsidiaries (as hereinafter defined) will transfer on the terms and subject to the conditions set forth in the Distribution Agreement between GranCare and a previously existing corporation ("SNFCo") in the form attached hereto as Exhibit A (including the Ancillary Agreements as defined therein, the "Distribution Agreement"), all of the Skilled Nursing Assets and Skilled Nursing Liabilities of GranCare and its Subsidiaries (each as defined in the Distribution Agreement) to SNFCo (the "Restructuring"); following which all of the capital stock of SNFCo (the "SNFCo Stock") will be distributed (the "Distribution") immediately prior to the Merger to the shareholders of GranCare.

          WHEREAS, after the Distribution GranCare will own only the Institutional Pharmacy Assets, and be subject only to the Institutional Pharmacy Liabilities (each as defined in the Distribution Agreement);

          WHEREAS, the Board of Directors of GranCare has determined that the Merger and the Distribution are advisable on the terms and conditions contained in this Agreement and the Distribution Agreement, and that each of the other transactions contemplated herein or in the Distribution Agreement is consistent with and in furtherance of the long-term business strategy of GranCare and is fair to, and in the best interests of, GranCare and GranCare's shareholders, and has approved and adopted this Agreement and the Distribution Agreement and each of the other transactions contemplated herein and intends to recommend the approval and adoption of this Agreement and the Distribution Agreement by the shareholders of GranCare;

          WHEREAS, the Board of Directors of Vitalink has determined that the Merger is advisable on the terms and conditions contained in this Agreement and that each of the other transactions contemplated herein is consistent with and in furtherance of the long-term business strategy of Vitalink and is fair to, and in the best interests of, Vitalink and Vitalink's shareholders, and has approved and adopted this Agreement and each of the other transactions contemplated herein and intends to recommend the approval and adoption of this Agreement by the shareholders of Vitalink;

          WHEREAS, Manor Care, Inc., a Delaware corporation, and Vitalink's majority stockholder ("Parent"), has committed to vote in favor of approving this Agreement and the transactions contemplated hereby and has agreed not to approve or support any competing transaction, all as provided in the form attached hereto as Exhibit B (the "Voting Agreement");

          WHEREAS, Vitalink and GranCare intend that at the Effective Time (as hereinafter defined) the Board of Directors of Vitalink shall consist equally of individuals designated by Vitalink and by GranCare and that the Chief Executive Officer of GranCare shall become the Chief Executive Officer of Vitalink; and

          WHEREAS, Vitalink and GranCare desire to make certain representations, warranties, covenants and agreements in connection with the merger of Vitalink and GranCare and the Distribution by GranCare.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

          Section 1.01   The Merger.  (a)  In accordance with the provisions of
                         ----------
this Agreement, the General Corporation Law of the State of Delaware (the "Delaware Act") and the General Corporation Law of the State of California (the "California Act"), at the Effective Time, GranCare shall be merged (the "Merger") with and into Vitalink, and Vitalink shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time the separate existence of GranCare shall cease.
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                                      -3-

          (b) The Merger shall have the effects on Vitalink and GranCare as constituent corporations of the Merger as provided under the Delaware Act and the California Act.

          Section 1.02  Effective Time.  Following filing of the certificate of
                        --------------
satisfaction with the Franchise Tax Board in accordance with the provisions of
(S) 1103 of the California Act and the Bank and Corporation Tax Law, the filing of a certified copy of this Agreement, in the form required by and executed in accordance with the California Act, with the Secretary of State of the State of California in accordance with the provisions of (S) 1108 of the California Act (the "Certified Agreement"), the Merger shall become effective at the time of filing of, or at such later time specified in, a certificate of merger, in the form required by and executed in accordance with the Delaware Act, with the Secretary of State of the State of Delaware in accordance with the provisions of
(S) 252 of the Delaware Act (the "Certificate of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

          Section 1.03  Certificate of Incorporation and By-Laws of Surviving
                        -----------------------------------------------------
Corporation.  (a) The Certificate of Incorporation of Vitalink, as in effect
-----------
immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law; provided, however, that if prior to the Effective Time the stockholders
        --------  -------
of Vitalink shall have approved an increase in the number of authorized shares of Common Stock from 30,000,000 to 80,000,000, then Article 4 of the Certificate of Incorporation shall read as follows: "4. The total number of shares which this corporation shall have authority to issue is 90,000,000 shares, consisting of 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") and 80,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock")" (the "Amendment").

          (b) The By-Laws of Vitalink, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

          Section 1.04  Directors and Officers of Surviving Corporation.  The
                        -----------------------------------------------
individuals identified on Exhibit E shall comprise all of the members of the Board of Directors of the Surviving Corporation at the Effective Time. The individuals identified on Exhibit F shall comprise all of the senior officers of the Surviving Corporation at the Effective Time and shall hold the positions set forth opposite their names.
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                                      -4-

          Section 1.05  Stockholders' Meeting.  (a)  GranCare will take all
                        ---------------------
action necessary in accordance with applicable law and its Restated Articles of Incorporation and By-Laws to convene a special meeting of its stockholders (the "Special Meeting") as soon as practicable to consider and vote upon the approval of this Agreement, the Distribution Agreement and the other transactions contemplated by this Agreement and the Distribution Agreement. GranCare, through its Board of Directors, shall recommend to its stockholders approval of this Agreement, the Distribution Agreement and the other transactions contemplated by this Agreement and the Distribution Agreement (which recommendation shall be contained in the Proxy Statement (as hereinafter defined)) and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this Agreement, the Distribution Agreement and the other transactions contemplated by this Agreement and the Distribution Agreement. GranCare's Board of Directors shall not withdraw, change, modify in any manner or take action inconsistent with its recommendation of the Distribution, the Distribution Agreement, the Merger, this Agreement or the other transactions contemplated hereby or thereby and shall not resolve to do any of the foregoing and publicly disclose such resolution; provided, however, that GranCare's Board of Directors may withdraw, change,
--------  -------
modify in any manner or take action inconsistent with such recommendation or resolve to do any of the foregoing and publicly disclose such resolution in the event that there is an unsolicited written proposal for a GranCare Acquisition Transaction from a bona fide financially capable third party only if (i) three business days' written notice shall have been given to Vitalink; (ii) GranCare's Board of Directors shall have been advised (A) in writing by its investment banker that such third party is financially capable of consummating a GranCare Acquisition Transaction that would yield a higher value to GranCare's stockholders than will the Merger and (B) by the written opinion of outside counsel to GranCare that recommending this Agreement to the stockholders of GranCare or failing to take the action proposed would be inconsistent with GranCare's Board of Directors' fiduciary duties to such stockholders (in providing such opinion GranCare's counsel may assume that California law is not materially different from Delaware law); and (iii) after weighing such advice, GranCare's Board of Directors shall determine that failure to take the proposed action would be inconsistent with such Board of Directors' fiduciary duties.

          (b) Vitalink will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to obtain as soon as practicable the approval of its stockholders of this Agreement and the transactions contemplated hereby through, at the election of Vitalink, written consents or a stockholders meeting (the "Stockholder Approval"). Vitalink, through its Board of Directors, shall recommend to its stockholders approval of this Agreement (which recommendation shall be contained in the Vitalink Information Statement (as hereinafter defined)) and the transactions contemplated hereby, including the Amendment.

          Section 1.06  Filing of Certificate of Merger.  At the Closing (as
                        -------------------------------
hereinafter defined), Vitalink and GranCare shall cause a Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware as provided in (S) 252 of the Delaware Act and the Certified Agreement to be executed and filed with the Secretary of State of the State of California as provided in (S) 1108 of the California Act, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

          Section 1.07  Further Assurances. If, at any time after the Effective
                        ------------------
Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                  ARTICLE II.

                              CONVERSION OF SHARES

          Section 2.01  Shares.  (a)  Each share of common stock, without par
                        ------
value, of GranCare (the "GranCare Common Stock") issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares (as hereinafter defined), shares owned by GranCare as treasury stock or shares owned by any Subsidiary of GranCare) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive
 .478 of one share (the "Exchange Ratio") of common stock, par value $.01 per share, of Vitalink ("Vitalink Common Stock"). The shares of Vitalink Common Stock delivered in exchange for shares of GranCare Common Stock pursuant to this Section 2.01(a) are hereinafter sometimes called the "Closing Consideration." In the event of any change in Vitalink Common Stock or GranCare Common Stock by reason of any stock split, readjustment, stock dividend, exchange of shares, reclassification, recapitalization or otherwise (other than the Distribution), the Exchange Ratio shall be correspondingly adjusted.

          (b) All shares of GranCare Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of GranCare Common Stock shall thereafter cease to have any rights with respect to such shares of GranCare Common Stock, except the right to receive the Closing Consideration for such shares of GranCare Common Stock as specified in the foregoing clause (a) upon the surrender of such certificate in accordance with Section 2.02 and the right to receive the SNFCo capital stock distributed with respect to such shares of GranCare Common Stock in accordance with the terms of the Distribution Agreement.

          (c) Notwithstanding anything in this Agreement to the contrary, shares of GranCare Common Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders who (i) shall not have voted such shares in favor of the Merger and (ii) shall have delivered the certificates representing such shares marked to indicate such shares are dissenting shares or a written demand for appraisal of such shares in the manner provided in Sections 1300 and 1302 of the California Act (the "Dissenting Shares") shall not be converted as described in Section 2.01(a), but instead the holders thereof shall be entitled to payment of the appraised value of such shares in accordance with the provisions of such Section 1300.

          Section 2.02  Exchange of Shares.  (a)  Promptly after the Effective
                        ------------------
Time, Vitalink shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of GranCare Common Stock (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Vitalink) and instructions for use in effecting the surrender of the Certificates for exchange thereof. Upon surrender to Vitalink of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that number of shares of Vitalink Common Stock which such holder has the right to receive under this Article II, and such Certificate shall forthwith be cancelled. If any shares of Vitalink Common Stock are to be issued to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange of the Certificate surrendered to a person other than the registered holder or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.02, each Certificate shall represent, for all purposes, the right to receive the Closing Consideration in respect of the number of shares of GranCare Common Stock evidenced by such Certificate, without any interest thereon.

          (b)  From and after the Effective Time there shall be no transfers on
the stock transfer books of the Surviving   Corporation of the shares of
GranCare Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article II.

          (c) The Surviving Corporation shall not be liable to any holder of shares of GranCare Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 2.03  Effect on GranCare Options.  (a)  As of the Effective
                        --------------------------
Time, by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase shares of GranCare Common Stock that is outstanding under the GranCare Plans (as hereinafter defined) immediately prior to the Effective Time, whether or not exercisable, shall be assumed by Vitalink and each such option shall be exercisable upon the same terms and conditions as under the applicable GranCare Plan and the applicable option agreement issued thereunder, except that (i) each such option shall be exercisable for that number of shares of Vitalink Common Stock (rounded in accordance with established mathematical convention to the nearest whole share) into which the number of shares of GranCare Common Stock subject to such option immediately prior to the Effective Time determined after giving effect to the adjustments set forth in the Employee Benefit Agreement (as defined in the Distribution Agreement), would be converted under Section 2.01(a) if such option were exercised prior to the Effective Time, and (ii) the option price per share of Vitalink Common Stock determined after giving effect to the adjustments set forth in the Employee Benefit Matters Agreement (as defined in the Distribution Agreement), shall be an amount equal to such adjusted option price per share of GranCare Common Stock subject to such option in effect immediately prior to the Effective Time divided by the Exchange Ratio (rounded in accordance with established mathematical convention to the nearest whole cent).

          (b) Prior to the Effective Time, GranCare shall (i) obtain any consents from holders of outstanding options to purchase GranCare Common Stock granted under the GranCare Plans and (ii) make any amendments to the terms of the GranCare Plans or any award granted thereunder that are necessary to give effect to the transactions contemplated by this Section 2.03 and the Employee Benefits Matters Agreement referred to in clause (a) above.

          Section 2.04  Fractional Shares.  Notwithstanding any other provision
                        -----------------
of this Agreement, each holder of shares of GranCare Common Stock who upon surrender of Certificates would be entitled to receive a fraction of a share of Vitalink Common Stock shall not be entitled to receive any dividends on or vote such fractional share and shall receive, in lieu of such fractional share, cash in an amount equal to such fraction multiplied by the Average Market Value. "Average Market Value" shall mean the arithmetic average of the last reported sale price per share of Vitalink Common Stock as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) ("Nasdaq") for the fifteen (15) consecutive trading days ending with the last trading day prior to the scheduled date of the Special Meeting specified in the Proxy Statement. The fractional share interests of each GranCare stockholder will be aggregated, and no GranCare stockholder will receive cash in an amount equal to or greater than the value of one full share of Vitalink Common Stock. All references in this Agreement to shares of Vitalink Common Stock to be issued as Closing Consideration shall be deemed to include any cash in lieu of fractional shares payable pursuant to this Section 2.04.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                                  OF VITALINK

          Except as set forth in the Vitalink Disclosure Statement delivered by Vitalink to GranCare at or prior to the execution of this Agreement (the "Vitalink Disclosure Statement") (each section of which qualifies the correspondingly numbered representation and warranty and covenant), Vitalink represents and warrants to GranCare as follows:

          Section 3.01  Organization and Qualification.  Each of Vitalink and
                        ------------------------------
its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Vitalink SEC Reports (as hereinafter defined). Each of Vitalink and its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have an Vitalink Material Adverse Effect. "Vitalink Material Adverse Effect" means, (i) with respect to any event, occurrence, failure of event or occurrence, change, effect, state of affairs, breach, default, violation, fine, penalty or failure to comply (each, a "circumstance"), individually or taken together with all other circumstances contemplated by or in connection with any or all of the representations and warranties made in this Agreement, a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Vitalink and its Subsidiaries, taken as a whole or (ii) circumstances resulting in the impairment of Vitalink's ability to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Neither Vitalink nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation (or other applicable charter document) or By-Laws. True and complete copies of the Certificate of Incorporation and By-Laws, as currently in effect, of Vitalink and of each Subsidiary of Vitalink have been previously delivered or made available to GranCare. No amendments to the articles of incorporation (or other similar charter documents) and By-Laws of Vitalink have been authorized since December 31, 1995.

          Section 3.02  Authority Relative to This Agreement. Vitalink has full
                        ------------------------------------
corporate power and authority to execute and deliver this Agreement and, upon obtaining the approval of a majority of the outstanding shares of Vitalink Common Stock through the Stockholder Approval to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Vitalink and no other corporate proceedings on the part of Vitalink are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the Amendment and the issuance of the additional Vitalink Common Stock at the Effective Time, the approval of a majority of the outstanding shares of Vitalink Common Stock).
This Agreement has been duly and validly executed and delivered by Vitalink and, assuming the due authorization, execution and delivery hereof by GranCare, constitutes a valid and binding agreement of Vitalink, enforceable against Vitalink in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          Section 3.03  Consents, No Conflicts.  (a)  Except for the filings of
                        ----------------------
the Certificate of Merger, the Certified Agreement and the Vitalink Information Statement (as hereinafter defined), the filing and effectiveness of the Registration Statement (as hereinafter defined) and the filings required under and in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filings required pursuant to any state securities or "blue sky" laws, no filing or registration with, notification or disclosure to, or permit, authorization, consent or approval of, (i) any court, (ii) any government agency or body or
(iii) any third party, whether acting in an individual, fiduciary or other capacity, is required for the consummation by Vitalink of the Merger, the adoption of the Amendment or the other transactions contemplated hereby except such as are set forth in Section 3.03(a) of the Vitalink Disclosure Statement, which will have been obtained or made prior to the Effective Time and will then be in full force and effect or which would not, singly or in the aggregate with all other such consents which have not been obtained, have an Vitalink Material Adverse Effect.

          (b) The execution, delivery and performance of this Agreement, the consummation of the Merger, the adoption of the Amendment and the other transactions contemplated hereby and compliance by Vitalink with any of the provisions hereof do not and will not (i) subject to obtaining the approval of a majority of the outstanding shares of Vitalink Common Stock, conflict with or result in any breach or violation of any provision of the Certificate of Incorporation (or other comparable charter documents) or By-Laws of Vitalink or any of its Subsidiaries, (ii) result in (1) a breach or violation of, a default under or an event triggering any payment or other obligation pursuant to any of Vitalink's existing pension plans, welfare plans, multiemployer plans, employee benefit plans, benefit arrangements or similar plans, arrangements or policies including bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, health or group insurance, severance pay, retirement or other benefit plans, and all similar arrangements or policies of Vitalink and its Subsidiaries (the "Vitalink Compensation and Benefit Plans") or any grant or award made under any of the foregoing, (2) a breach, violation or event triggering a right of termination of, a default under, or the acceleration of any obligation or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provision of, any agreement, lease of real or personal property, marketing agreement, contract, note, mortgage, indenture, arrangement or other obligation of Vitalink or any of its Subsidiaries ("Vitalink Contracts") or any law, rule, ordinance or regulation or judgment, decree, order or award to which Vitalink or any of its Subsidiaries is subject or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit under which Vitalink or any of its Subsidiaries conducts any of its business, or
(3) any other change in the rights or obligations of any party under any of the Vitalink Contracts.

          Section 3.04  Board Recommendation.  The Board of Directors of
                        --------------------
Vitalink has, by a unanimous vote at a meeting of such Board duly held on September 3, 1996, approved and adopted this Agreement, the Merger, the Amendment and the other transactions contemplated hereby. At such meeting, the Board of Directors of Vitalink determined that the consideration to be paid by Vitalink pursuant to the Merger is fair to the holders of shares of Vitalink Common Stock and recommended that the holders of such shares approve and adopt this Agreement, the Merger, the Amendment and the other transactions contemplated hereby.

          Section 3.05  State Antitakeover Statutes.  Vitalink has granted all
                        ---------------------------
approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of (S) 203 of the Delaware Act and any other state antitakeover statute or regulation such that none of the other provisions of such "business combination," "moratorium," "control share" or other state antitakeover statute or regulation (x) prohibits or restricts either Vitalink's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (z) would subject GranCare to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

          Section 3.06  No Existing Violation, Default, Etc.  None of Vitalink
                        -----------------------------------
or its Subsidiaries is in violation (except for any violations which would not, singly or in the aggregate with all such other violations, have an Vitalink Material Adverse Effect) of (A) any applicable law, ordinance, administrative or governmental rule or regulation or (B) any order, decree or judgment of any court or governmental agency or body having jurisdiction over Vitalink or any of its Subsidiaries. No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any Vitalink Contract or any lease, permit, license or other agreement or instrument to which Vitalink or any of its Subsidiaries is a party or by which any of them is bound or to which any of the properties, assets or operations of Vitalink or any of its Subsidiaries is subject (except for any events of default or other defaults which would not, singly or in the aggregate with all such other defaults, have an Vitalink Material Adverse Effect).

          Section 3.07  Licenses and Permits.  Each of Vitalink and its
                        --------------------
Subsidiaries has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("Vitalink Licenses") as are necessary to own, lease or operate its properties and to conduct its business in the manner described in the Vitalink SEC Reports and as presently conducted and all such Vitalink Licenses are valid and in full force and effect, other than any failure to have any such Vitalink License or any failure of any such Vitalink License to be valid and in full force and effect as would not, singly or in the aggregate with all such other failures, have an Vitalink Material Adverse Effect. Each of Vitalink and its Subsidiaries is and, within the period of all applicable statutes of limitation, has been in compliance with its obligations under such Vitalink Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Vitalink Licenses, other than any such failure to be in compliance with such obligations or any such revocation or termination as would not, singly or in the aggregate with all such other failures, revocations or terminations, have an Vitalink Material Adverse Effect. Vitalink has no knowledge of any facts or circumstances that could reasonably be expected to result in an inability of Vitalink or any of its Subsidiaries to renew any Vitalink License. Neither the execution and delivery by Vitalink of this Agreement nor the consummation of any of the transactions contemplated herein will result in any revocation or termination of any Vitalink License. Set forth in Section 3.07 of the Vitalink Disclosure Statement is a true and complete list of all Vitalink Licenses which are necessary for the conduct of the business presently conducted by Vitalink and its Subsidiaries.

          Section 3.08  Registration Statement; Information Statement.  None of
                        ---------------------------------------------
the information supplied by Vitalink for inclusion or incorporation by reference in (i) the registration statement registering under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") the Vitalink Common Stock to be issued at the Effective Time (such registration statement as amended by any amendments thereto being referred to herein as the "Registration Statement") or (ii) the information statement or proxy statement to be sent to the stockholders of Vitalink in connection with the Stockholder Approval, including all amendments and supplements thereto (the "Vitalink Information Statement"), shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective and (ii) the Effective Time, and in the case of the Vitalink Information Statement, on the date the Vitalink Information Statement is first mailed to stockholders, at the date of the Stockholder Approval and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to Vitalink or any of its Subsidiaries shall occur which is required to be described in the Registration Statement, the Vitalink Information Statement or the Proxy Statement (as hereinafter defined), such event shall be so described, and an amendment or supplement shall be promptly filed with the Securities and Exchange Commission (the "SEC") and, as required by law, disseminated to the stockholders of Vitalink and GranCare. The Registration Statement and the Vitalink Information Statement will (with respect to Vitalink) comply as to form in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be.

          Section 3.09  Finders or Brokers. Neither Vitalink nor any Subsidiary
                        ------------------
of Vitalink has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger.

          Section 3.10  SEC Filings.  (a)  Vitalink has filed with the SEC all
                        -----------
required forms, reports and documents required to be filed by it with the SEC since May 31, 1992 (collectively, the "Vitalink SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. As of their respective dates the Vitalink SEC Reports (including documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Vitalink will deliver to GranCare as soon as they become available true and complete copies of any report or statement mailed by Vitalink to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by GranCare, as to which Vitalink makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Vitalink and its Subsidiaries to be included or incorporated by reference in such reports and statements will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and will fairly present the consolidated financial position of Vitalink and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

          Section 3.11  Financial Statements.  The audited consolidated
                        --------------------
financial statements and unaudited consolidated interim financial statements of Vitalink and its Subsidiaries included or incorporated by reference in the Vitalink SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly presented the consolidated financial position of Vitalink and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements) and such audited financial statements have been certified as such (without exception) by Vitalink's independent accountants.

          Section 3.12  Absence of Undisclosed Liabilities.  Neither Vitalink
                        ----------------------------------
nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the Vitalink Balance Sheet (as hereinafter defined) and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since May 31, 1996 that would not, singly or in the aggregate, be reasonably expected to have an Vitalink Material Adverse Effect.

          Section 3.13  Absence of Changes or Events.  (a)  Since May 31, 1996
                        ----------------------------
(i) Vitalink and its Subsidiaries have conducted their business in the ordinary course and have not incurred any material liability or obligation (indirect, direct or contingent) or entered into any material oral or written agreement or other transaction that is not in the ordinary course of business (other than the Voting Agreement, the Shareholders Agreement (as hereinafter defined) and this Agreement) or that could reasonably be expected to result in any Vitalink Material Adverse Effect; (ii) neither Vitalink nor its Subsidiaries have sustained any material loss or interference with their business or properties from fire, flood, windstorm, accident, strike or other calamity (whether or not covered by insurance); (iii) there has been no material change in the indebtedness of Vitalink and its Subsidiaries, no change in the capital stock of Vitalink and no dividend or distribution of any kind declared, paid or made by Vitalink on any class of its capital stock; (iv) there has been no event or condition which has caused an Vitalink Material Adverse Effect, nor any development, occurrence or state of facts or circumstances that could, singly or in the aggregate, reasonably be expected to result in an Vitalink Material Adverse Effect; (v) there has been no amendment, modification or supplement to any material term of any Vitalink Contract required to be identified in Section
3.20 of the Vitalink Disclosure Statement or any equity security; and (vi) there has been no material change by Vitalink in its accounting principles, practices or methods.

          (b) Since May 31, 1996, other than in the ordinary course of business consistent with past practice, there has not been any increase in the compensation or other benefits payable, or which could become payable, by Vitalink, to its officers or key employees, or any amendment of any of the Vitalink Compensation and Benefit Plans.

          Section 3.14  Capitalization.  (a)  The authorized capital stock of
                        --------------
Vitalink consists of 30,000,000 shares of Vitalink

Common Stock and 10,000,000 shares of Preferred Stock (the "Vitalink Preferred Stock"). As of August 26, 1996, there were 13,979,700 shares of Vitalink Common Stock and no shares of Vitalink Preferred Stock outstanding and no shares of Vitalink Common Stock were held in Vitalink's treasury; and except for shares which were reserved for issuance and which may have been issued pursuant to the following sentence there have been no issuances of capital stock of Vitalink since August 26, 1996. As of August 26, 1996, 1,070,300 shares of Vitalink Common Stock were reserved for issuance upon the exercise of outstanding options and options (the "Vitalink Options") which may be granted under the stock option plans of Vitalink (the "Vitalink Option Plans"), 100,000 shares of Vitalink Common Stock were reserved for issuance to four former shareholders of an acquired business, and no other shares of Vitalink Common Stock are reserved for any purpose. Except for the Vitalink Common Stock reserved for issuance upon exercise of the Vitalink Options and as contemplated by this Agreement, there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Vitalink to issue, transfer or sell any shares of capital stock of Vitalink or any of its Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares. There are no outstanding stock appreciation rights with respect to the capital stock of Vitalink or any of its Subsidiaries. All issued and outstanding shares of Vitalink Common Stock are duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, Vitalink subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or By-Laws of Vitalink or any agreement to which Vitalink is a party or bound. The Vitalink Common Stock to be issued in accordance with Section 2.01 of this Agreement, when so issued, will be duly authorized and validly issued, fully paid and nonassessable.

          (b)  There are no obligations, contingent or otherwise, of Vitalink to
(i) repurchase, redeem or otherwise acquire any shares of Vitalink Common Stock; or (ii) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of Vitalink. Except for the Voting Agreement and the Shareholders Agreement (as hereinafter defined), there are no voting trusts, proxies or other agreements or understandings to which Vitalink is a party or by which Vitalink is bound with respect to the voting of any shares of capital stock of Vitalink.

          (c) Vitalink has delivered or made available to GranCare complete and correct copies of each of the Vitalink Option Plans, including all amendments thereto. Section 3.14(c) of the Vitalink Disclosure Statement sets forth a complete and correct list of all outstanding options, setting forth (i) the exercise price of each outstanding Vitalink Option, (ii) the number of Vitalink Options, (iii) the date of grant of each such Vitalink Option. Section 3.14(c) of the Vitalink Disclosure Statement sets forth a complete and correct list of all restricted stock awards including the recipients and the number of shares of Vitalink Common Stock received or to be received by each.

          Section 3.15  Capital Stock of Subsidiaries.  The only direct or
                        -----------------------------
indirect Subsidiaries of Vitalink are those listed in Section 3.15 of the Vitalink Disclosure Statement. Vitalink is directly or indirectly the record (except for directors' qualifying shares as reflected in such Section 3.15) and beneficial owner (including all such qualifying shares) of all of the outstanding shares of capital stock of each of its Subsidiaries, there are no proxies with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Vitalink or any of such Subsidiaries to issue, transfer or sell any shares of capital stock of such Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares. All of such shares beneficially owned by Vitalink are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by Vitalink free and clear of any claim, lien or encumbrance of any kind with respect thereto. Vitalink does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

          Section 3.16  Litigation.  There are no pending actions, suits,
                        ----------
proceedings or, to the best knowledge of Vitalink after due inquiry, investigations by, against or affecting Vitalink, any of its Subsidiaries or any of their properties, assets or operations, or with respect to which Vitalink or any of its Subsidiaries is responsible by way of indemnity or otherwise. No pending or, to the knowledge of Vitalink, threatened actions, suits, proceedings or investigations by, against or affecting Vitalink, any of its Subsidiaries or any of their properties, assets or operations, or with respect to which they are responsible by way of indemnity or otherwise, whether or not disclosed in such Vitalink SEC Reports, would, singly or in the aggregate with all such other actions, suits, investigations or proceedings, reasonably be expected to have an Vitalink Material Adverse Effect; and, to the best knowledge of Vitalink after due inquiry, no such actions, suits, proceedings or investigations which would reasonably be expected to have an Vitalink Material Adverse Effect are threatened or contemplated and there is no reasonable basis, to the best knowledge of Vitalink after due inquiry, for any such action, suit, proceeding or investigation whether or not threatened or contemplated.

          Section 3.17  Insurance.  Vitalink has insurance policies and fidelity
                        ---------
bonds covering it and its Subsidiaries' assets, business, equipment, properties, operations, employees, officers and directors of the type and in amounts customarily carried by persons conducting business similar to that of Vitalink and such Subsidiaries. All premiums due and payable under all such policies and bonds have been paid, and Vitalink is otherwise in full compliance with the terms and conditions of all such policies and bonds, except where the failure to have made payment or to be in full compliance would not, singularly or in the aggregate with all such other failures, have an Vitalink Material Adverse Effect. The reserves established by Vitalink in respect of all matters as to which Vitalink self-insures or carries retention and/or deductibles, including for workers' medical coverage and workers' compensation, are adequate and appropriate in light of Vitalink's experience since May 31, 1992 with respect thereto and Vitalink is not aware, after due inquiry, of any facts or circumstances existing as of the date hereof that could reasonably be expected to cause such reserves to be inadequate or inappropriate. Section 3.17 of the Vitalink Disclosure Statement sets forth a true and complete list of all insurance policies, including retention and/or deductible programs, and fidelity bonds of Vitalink.

          Section 3.18  Title to and Condition of Properties.  Vitalink and its
                        ------------------------------------
Subsidiaries have good title to all of the real property and personal property reflected on Vitalink's May 31, 1996 audited consolidated balance sheet contained in Vitalink's Form 10-K for the fiscal year ended May 31, 1996 filed with the SEC (the "Vitalink Balance Sheet") except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Set forth in Section 3.18(a) of the Vitalink Disclosure Statement is a true and complete list of all real properties owned by Vitalink and its Subsidiaries, all of which real properties are reflected on the Vitalink Balance Sheet. No such real or personal property is subject to claims, liens or other encumbrances of any kind or character, including, without limitation, mortgages, pledges, liens, conditional sale agreements, charges, security interests, easements, restrictive covenants, rights of way or options, except for (i) liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and in respect of which Vitalink or its appropriate Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (ii) mechanics', carriers', workers', repairers', materialmen's and other similar statutory liens incurred in the ordinary course of business for obligations not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and in respect of which Vitalink or its appropriate Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (iii) in the case of real property, easements, rights of way, restrictions, minor defects or irregularities in title that do not individually or in the aggregate have a material adverse effect on the value or use of the real property encumbered thereby as currently used in the operation of the business of Vitalink or its Subsidiaries; or (iv) those which would not materially interfere with the conduct of the business of Vitalink and its Subsidiaries or impair Vitalink's ability to perform its obligations under this Agreement and to consummate the transactions contemplated hereby (the encumbrances described in clauses (i) through (iv) of this sentence, collectively, the "Vitalink Permitted Encumbrances"). There are no eminent domain proceedings pending or, to Vitalink's knowledge, threatened against any owned property or any material portion thereof which proceedings (if resulting in a taking) could reasonably be expected to have a material adverse effect on the value or use of such property as currently used in the operation of the business of Vitalink or its Subsidiaries. To the knowledge of Vitalink, (i) the real properties and the improvements located thereon (including the roof and structural portions of each building) are in good operating order and condition, subject to ordinary wear and tear, (ii) there are no structural, mechanical or other defects of a material nature in any improvements located on the real properties, (iii) all building systems in respect of the real properties are in all material respects in good condition and working order, subject to ordinary wear and tear, and (iv) the real properties are served by all utilities required or necessary for the present use thereof. Vitalink has made available to GranCare true and correct copies of all title insurance commitments, title insurance policies and surveys in the possession of Vitalink or its Subsidiaries relating to its real properties set forth in Section 3.18(a) of the Vitalink Disclosure Statement.

          Section 3.19  Leases.  There have been delivered or made available to
                        ------
GranCare true and complete copies of each lease requiring the payment of rentals aggregating, or pursuant to which the annual rentals are reasonably expected to be, at least $100,000 per annum pursuant to which real or personal property is held under lease by Vitalink or any of its Subsidiaries, and true and complete copies of each lease pursuant to which Vitalink or any of its Subsidiaries leases real or personal property to others. Section 3.19 of the Vitalink Disclosure Statement sets forth a true and complete list of all such leases and such leases are the only leases that are material to the business conducted by Vitalink and its Subsidiaries. All of the leases so listed are valid and subsisting and in full force and effect with respect to Vitalink and its Subsidiaries, as the case may be, and, to Vitalink's knowledge, with respect to any other party thereto and Vitalink or its Subsidiaries, as the case may be, have valid leasehold interests in all properties leased thereunder free and clear of all liens created by, through or under Vitalink or its Subsidiaries other than Vitalink Permitted Encumbrances. The leased real properties are in good operating order and condition, subject to ordinary wear and tear.

          Section 3.20  Contracts and Commitments.  Neither Vitalink nor any of
                        -------------------------
its Subsidiaries is a party to any existing contract, obligation or commitment of any type in any of the following categories:

          (a) contracts for the purchase by Vitalink or any of its Subsidiaries of medicines, materials, supplies or equipment which are not cancellable upon 30 days' or less notice and which either (i) have not been entered into in the ordinary course of business and consistent with past practice or (ii) provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment, or (iii) contracts obligating Vitalink or its Subsidiaries to make capital expenditures in excess of $200,000;

          (b) contracts under which Vitalink has, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (i) the performance of any other person, firm or corporation under a contract, or (ii) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation;

          (c) powers of attorney outstanding from Vitalink other than as issued in the ordinary course of business and consistent with past practice with respect to customs, insurance, patent, trademark or tax matters, or to agents for service of process;

          (d) contracts under which any amount payable by Vitalink is dependent upon, or calculated in accordance with, the revenues or profits of Vitalink or any of its Subsidiaries;

          (e) contracts with any director, officer or employee of Vitalink other than in such person's capacity as a director, officer or employee of Vitalink;

          (f) contracts which limit or restrict where Vitalink or any of its Subsidiaries may conduct its business or the type or line of business which Vitalink or any of its Subsidiaries may engage in;

          (g) contracts with any party for the loan of money or availability of credit to or from Vitalink or any of its Subsidiaries (except credit extended by Vitalink or any of its Subsidiaries to its customers in the ordinary course of business and consistent with past practice); or

          (h)  any hedging, option, derivative or other similar transaction.

True and complete copies of all contracts, obligations and commitments listed in
Section 3.20 of the Vitalink Disclosure Statement have been delivered or made available to GranCare. All such contracts are in full force and effect. None of Vitalink or its Subsidiaries or, to the best of Vitalink's knowledge, any other party is in breach of or default under any such contracts (and no facts or circumstances exist which could reasonably support the assertion of any such breach or default) except for breaches and defaults by parties other than Vitalink and its Subsidiaries which would not, singly or in the aggregate with all other such breaches, have an Vitalink Material Adverse Effect.

          Section 3.21  Labor Matters.  None of Vitalink or its Subsidiaries is
                        -------------
a party to any union contract or other collective bargaining agreement. Each of Vitalink and its Subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, safety, wages and hours, and neither Vitalink nor any of its Subsidiaries is engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of Vitalink, any labor strike or stoppage threatened) against or affecting Vitalink or any of its Subsidiaries. To the best of Vitalink's knowledge, no union organizing activities with respect to any of its or its Subsidiaries' employees are occurring or threatened.

          Section 3.22  No Change of Control Puts.  Neither the execution and
                        -------------------------
delivery by Vitalink of this Agreement nor the consummation of any of the transactions contemplated hereby gives rise to any obligation of Vitalink or any of its Subsidiaries to, or any right of any holder of any security of Vitalink or any of its Subsidiaries to, require Vitalink to purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same.

          Section 3.23  Employment and Labor Contracts.  Neither Vitalink nor
                        ------------------------------
any of its Subsidiaries is a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or employee or, to the best of Vitalink's knowledge, any entity affiliated with any past or present officer, director or employee, other than the agreements executed by employees generally, the forms of which have been provided to GranCare.

          Section 3.24  Intellectual Property Rights.  Vitalink or its
                        ----------------------------
Subsidiaries own or have the right to use all Intellectual Property Rights (as hereinafter defined) necessary to the conduct of their respective businesses.
Section 3.24 of the Vitalink Disclosure Statement contains a worldwide list of all patents, trade names, registered and unregistered copyrights, trademarks and service marks, mask works and applications for the foregoing owned by Vitalink or its Subsidiaries. Vitalink and/or its Subsidiaries have clear and unencumbered title to the Intellectual Property Rights set forth in such Section
3.24 and such title has not been challenged (pending or threatened) by others except for the encumbrances listed therein. Such Section 3.24 also contains a list of unpatented inventions used or planned for use by Vitalink or its Subsidiaries. No rights or licenses to use Intellectual Property Rights have been granted or acquired by Vitalink or its Subsidiaries. There have been no claims or assertions made by others that Vitalink has infringed any Intellectual Property Rights of others by the sale of products or any other activity in the preceding six-year period and, to the knowledge of Vitalink, there has been no such infringement by Vitalink or any of its Subsidiaries during this period. Vitalink has no knowledge of any infringement of Intellectual Property Rights of Vitalink or any of its Subsidiaries by others. All such patents, registered trademarks, service marks and copyrights owned by Vitalink or its Subsidiaries are in good standing, and are recorded on the public record in the name of Vitalink or its Subsidiaries. True and complete copies of all material listed in Section 3.24 of the Vitalink Disclosure Statement have been delivered or made available to GranCare.

          "Intellectual Property Rights" shall mean and include rights relating to patents, trademarks, service marks, trade names, copyrights, mask works, inventions, processes, trade secrets, know-how, confidentiality agreements, consulting agreements, software and any documentation relating to the manufacture, marketing and maintenance of products.

          Section 3.25  Taxes.  (i)  Vitalink and its Subsidiaries have prepared
                        -----
and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other Tax (as hereinafter defined) returns and reports (Tax returns and reports are hereinafter collectively referred to as "Tax Returns") required to be filed by them on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Vitalink and/or its Subsidiaries (copies of which for the past three fiscal years have been delivered or made available to GranCare); (ii) all Taxes of Vitalink and its Subsidiaries have been paid in full to the proper authorities or fully accrued for with respect to fiscal periods for which there are publicly available financial statements and otherwise on the books of Vitalink, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies asserted in writing as a result of Tax examinations of federal, state and foreign income, sales and franchise and all other Tax Returns filed by Vitalink and its Subsidiaries have either been paid or adequately reserved for in accordance with generally accepted accounting principles; (iv) to the best knowledge of Vitalink, no unpaid deficiency has been asserted or assessed against Vitalink or any of its Subsidiaries, and no examination of Vitalink or any of its Subsidiaries is pending or threatened for any material amount of Tax by any taxing authority (with respect to any such action, Section 3.25 of the Vitalink Disclosure Statement sets forth the periods at issue and the category of Tax, and the examining authority's and any corresponding revenue agents' reports relating to the issue have been delivered or made available to GranCare); (v) no extension of the period for assessment or collection of any Tax of Vitalink or any of its Subsidiaries is currently in effect and no extension of time within which to file any Tax Return of Vitalink or any of its Subsidiaries has been requested, which Tax Return has not since been filed; (vi) no Tax liens have been filed with respect to any Taxes of Vitalink or any of its Subsidiaries except for property taxes which have accrued but with respect to which penalty for nonpayment has not occurred; (vii) neither Vitalink nor any of its Subsidiaries has agreed to make any adjustment by reason of a change in its accounting methods that would affect the taxable income or deductions of Vitalink or any of its Subsidiaries for any period ending after the Effective Time; (viii) Vitalink and its Subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; (ix) there are no Tax sharing agreements or arrangements under which Vitalink or any Subsidiary will have any obligation or liability on or after the Effective Time; (x) Vitalink and its Subsidiaries have no foreign losses as defined in Section 904(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code"); (xi) to the best knowledge of Vitalink, there are no transfer pricing agreements made by or on behalf of Vitalink or any of its Subsidiaries with any taxation authority; (xii) no asset of Vitalink or any of its Subsidiaries is held in an arrangement for which partnership Tax Returns are being filed and neither Vitalink nor any of its Subsidiaries is a partner in any partnership; (xiii) neither Vitalink nor any of its Subsidiaries owns any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code), "passive foreign investment company" (within the meaning of
Section 1296 of the Code) or other entity the income of which is required to be included in the income of Vitalink or such Subsidiary; (xiv) neither Vitalink nor any of its Subsidiaries has made an election under Section 341(f) of the Code; and (xv) neither Vitalink nor any of its Subsidiaries is obligated to make any payments that would constitute excess parachute payments within the meaning of Section 280G of the Code.

          "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts.

          Section 3.26  Employee Benefit Plans; ERISA.  (a)  There are no
                        -----------------------------
"employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees (or former employees) employed in the United States, maintained or contributed to by Vitalink or any of its Subsidiaries or any of their ERISA Affiliates (as hereinafter defined), or to which Vitalink or any of its Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("Vitalink Pension Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in
Section 414(b), (c), (m) or (o) of the Code which includes the referent person or its Subsidiaries.

          (b) Vitalink has delivered or made available to GranCare true and complete copies of all "welfare benefit plans" (as defined in Section 3(1) of ERISA) covering employees (or former employees) employed in the United States, maintained or contributed to by Vitalink or any of its Subsidiaries ("Vitalink Welfare Plans"), all multiemployer plans (as defined in Section 3(37) of ERISA) covering employees (or former employees) employed in the United States to which Vitalink or any of its Subsidiaries or any of their ERISA Affiliates is required to make contributions or otherwise may have any liability, and, to the extent covering employees (or former employees) employed in the United States, all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation plans maintained or contributed to by Vitalink or a Subsidiary of Vitalink.

          (c) Vitalink and each of its Subsidiaries, and each of the Vitalink Pension Benefit Plans and Vitalink Welfare Plans, are in compliance with the applicable provisions of ERISA and other applicable laws except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect.

          (d) All contributions to, and payments from, the Vitalink Pension Benefit Plans which are required to have been made in accordance with the Vitalink Pension Benefit Plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code have been timely made except where the failure to make such contributions or payments on a timely basis would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect.

          (e)  The Vitalink Pension Benefit Plans intended to qualify under
Section 401 of the Code have been determined by the Internal Revenue Service ("IRS") to be so qualified and nothing has occurred with respect to the operation of such Vitalink Pension Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Such plans have been or will be amended on a timely basis to comply with changes to the Code made by the Tax Reform Act of 1986 and other applicable legislative, regulatory or administrative requirements.

          (f) There are (i) no investigations pending, to the best knowledge of Vitalink, by any governmental entity involving the Vitalink Pension Benefit Plans or Vitalink Welfare Plans, (ii) no termination proceedings involving the Vitalink Pension Benefit Plans and (iii) no pending or, to the best of Vitalink's knowledge, threatened claims (other than routine claims for benefits), suits or proceedings against any Vitalink Pension Benefit Plan or Vitalink Welfare Plan, against the assets of any of the trusts under any Vitalink Pension Benefit Plan or Vitalink Welfare Plan or against any fiduciary of any Vitalink Pension Benefit or Vitalink Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Vitalink Pension Benefit Plan or against the assets of any trust under such plan, except for those which would not, singly or in the aggregate, give rise to any liability which would reasonably be expected to have an Vitalink Material Adverse Effect, nor, to the best of Vitalink's knowledge, are there any facts which would give rise to any liability except for those which would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

          (g) None of Vitalink, any of its Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Vitalink Pension Benefit Plans or Vitalink Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax or penalty on Vitalink or any of its Subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA, except any such event which would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect.

          (h) Neither the Vitalink Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof, except any such event which would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect nor has there been any event with respect to any Vitalink Pension Benefit Plan requiring disclosure under Section 4063(a) of ERISA or any event with respect to any Vitalink Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA, except any such event which would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect.

          (i) Neither Vitalink nor any Subsidiary of Vitalink nor any ERISA Affiliate has incurred any currently outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under
Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Vitalink Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to the actuary by Vitalink or any of its Subsidiaries for use in preparing the most recent actuarial report for the Vitalink Pension Benefit Plans is complete and accurate in all material respects.

          (j) Neither Vitalink, any of its Subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of
Section 3(37) of ERISA, covering employees (or former employees) employed in the United States.

          (k) With respect to each of the Vitalink Pension Benefit Plans and Vitalink Welfare Plans, true, correct and complete copies of the following documents have been delivered or made available to GranCare: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, and (iv) the most recent IRS determination letter, if applicable.

          (l) Neither Vitalink, any of its Subsidiaries, any organization to which Vitalink is a successor or parent corporation, within the meaning of
Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of Section 4069(a) of ERISA, except where the liability therefor would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect.

          (m) None of the Vitalink Welfare Plans maintained by Vitalink or any of its Subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except at the expense of the participant or the participant's beneficiary. Vitalink and each of its Subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect.

          (n) No liability under any Vitalink Pension Benefit Plan or Vitalink Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Vitalink or any of its Subsidiaries has received notice that such insurance company is in rehabilitation.

          (o) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of Vitalink or any of its Subsidiaries.

          (p) Vitalink has disclosed to GranCare in Section 3.26 of the Vitalink Disclosure Statement each of Vitalink's material Foreign Plans (as hereinafter defined) to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. Vitalink and each of its Subsidiaries and each of such Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect. For purposes of this Agreement, the term "Foreign Plan" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, a person or any of its Subsidiaries with respect to employees (or former employees) employed outside the United States.

          Section 3.27  Environmental Matters.  (a)  Except as would not, singly
                        ---------------------
or in the aggregate with all other such non-compliances, have an Vitalink Material Adverse Effect, Vitalink and its Subsidiaries are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws (as hereinafter defined), which compliance includes, without limitation, the possession of all licenses, permits, registrations and other governmental authorizations (collectively, "Environmental Authorizations") required under applicable Environmental Laws, and compliance with the terms and conditions thereof, and there are no circumstances of which Vitalink is aware which may materially prevent or interfere with compliance in the future. To Vitalink's knowledge, all Environmental Authorizations currently held by Vitalink and its Subsidiaries pursuant to Environmental Laws are identified in Section 3.27(a)(1) of the Vitalink Disclosure Statement and represent all Environmental Authorizations necessary for the conduct of the businesses of Vitalink and its Subsidiaries as currently conducted. Neither Vitalink nor any of its Subsidiaries has been notified, or has any reasonable basis to believe, that any such Environmental Authorizations will be modified, suspended or revoked or cannot be renewed or otherwise maintained in the ordinary course of business. To Vitalink's knowledge after due inquiry, the execution and delivery of this Agreement and the consummation by Vitalink of the transactions contemplated hereby will not affect the validity or require the transfer of any Environmental Authorizations, and will not require any notification, registration, reporting, filing, investigation or remediation under any Environmental Law.

          (b) There are no Environmental Notices (as hereinafter defined) that, singularly or in the aggregate, reasonably could be expected to have an Vitalink Material Adverse Effect (i) pending or, to the best knowledge of Vitalink, threatened against Vitalink or any of its Subsidiaries, (ii) to Vitalink's knowledge pending or threatened against any person or entity whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or contract to Vitalink or any of its Subsidiaries, (iii) that to Vitalink's knowledge could subject Vitalink to any material risk of liability, loss or damages, or (iv) that to Vitalink's knowledge could reasonably be expected to require investigation, removal or remedial or corrective action by Vitalink or any of its Subsidiaries. Since May 31, 1996, neither Vitalink nor any of its Subsidiaries has received any Environmental Notice alleging that Vitalink or any of its Subsidiaries is subject to liability under any Environmental Law or that Vitalink or any of its Subsidiaries is not in full compliance with Environmental Laws.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, notice or demand letter or request for information or, to the best knowledge of Vitalink, investigation pending or threatened under any Environmental Law (i) against Vitalink or any of its Subsidiaries, or (ii) to the knowledge of Vitalink against any person or entity in connection with which liability could reasonably be imputed or attributed by law or contract to Vitalink or any of its Subsidiaries, except with respect to each of clause (i) and (ii) for such demands, claims, notices of violation, notice or demand letters or requests for information which singly or in the aggregate could not reasonably be expected to have a GranCare Material Adverse Effect.

          (d) No property or facility presently or to the knowledge of Vitalink formerly owned, operated or leased by Vitalink or any of its present Subsidiaries, or to the knowledge of Vitalink any of its former Subsidiaries, or any of their respective predecessors in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or on any comparable list established under any Environmental Law, nor has Vitalink or any of its Subsidiaries received any written notification of potential or actual liability or any request for information under CERCLA or any comparable foreign, state or local law.

          (e) There has been no disposal, spill, discharge or release of any Hazardous Materials (as hereinafter defined) generated, used, owned, stored or controlled by Vitalink, or to Vitalink's knowledge any of its Subsidiaries or any of their respective predecessors in interest, on, at or under any property presently or formerly owned, leased or operated by Vitalink, or to Vitalink's knowledge its Subsidiaries, or any predecessors in interest, and to Vitalink's knowledge there are no Hazardous Materials located in, at, on or under, or in the vicinity of, any such facility or property, or at any other location, that
(i) could reasonably be expected to subject Vitalink to a material risk of liability, loss or damages, or result in the incurrence by Vitalink of costs under Environmental Laws, (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to Vitalink or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or contract to Vitalink or any of its Subsidiaries or (iii) could reasonably be expected to require investigation, removal or remedial or corrective action by Vitalink or any of its Subsidiaries, that in any case singularly or in the aggregate, reasonably could be expected to have an Vitalink Material Adverse Effect.

          (f) Without in any way limiting the generality of the foregoing, to Vitalink's knowledge (i) there are and have been no underground or aboveground storage tanks or other storage receptacles, or related piping or other disposal areas containing Hazardous Materials, located on, at or under property owned, operated or leased by Vitalink, any of its Subsidiaries or any of their respective predecessors in interest, (ii) there are and have been no polychlorinated biphenyls located on any properties owned, operated or leased by Vitalink or any of its Subsidiaries, and (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, operated or leased by Vitalink or any of its Subsidiaries.

          (g) To Vitalink's knowledge no lien has been recorded under Environmental Laws with respect to any properties, assets or facilities owned, operated or leased by Vitalink or any of its Subsidiaries.

          (h) In accordance with Section 5.05, Vitalink has given GranCare and its authorized representatives access to all records and files in its possession or control relating to actual or potential compliance or liability issues of Vitalink or its Subsidiaries and any of their respective predecessors in interest under Environmental Laws, including, without limitation, all reports, studies, analyses, tests or monitoring results pertaining to the existence of Hazardous Material or any other environmental concern relating to properties, assets or facilities currently or formerly owned, operated, managed, leased, used or controlled by Vitalink or any of its Subsidiaries, or otherwise concerning compliance with or liability under Environmental Laws.

          For purposes of this Agreement:

          (i) "Environment" shall mean any surface water, groundwater or drinking water supply, land surface or subsurface strata or ambient air and includes, without limitation, any indoor location.

          (ii) "Environmental Laws" shall mean CERCLA, the Resource
       Conservation and Recovery Act of 1976, as amended, and any other federal, state, local or foreign statute, rule, regulation, order, judgment, directive, decree or common law, as now or previously in effect and regulating, relating to or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the generation, handling, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment, or employee health or safety. The term shall also include laws governing the transfer of real property that require notification, registration, reporting, filing, investigation or remediation prior to, concurrent with or following sale or transfer of control of any property, facility or establishment in connection with the actual or threatened presence or release of Hazardous Materials at such property, facility or establishment.

          (iii) "Environmental Notice" shall mean any written communication, notice or claim by any Governmental Authority or other third party alleging civil or criminal liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental costs, compliance costs or harm, injuries or damages to any person, property, natural resources, or any fines or penalties) or alleging noncompliance arising out of, based upon, resulting from or relating to any Environmental Law.

          (iv) "Hazardous Material" shall mean any pollutant, contaminant or hazardous, toxic or dangerous waste, substance, constituent or material defined or regulated as such in, or for purposes of, any Environmental Law, including, without limitation, any medical waste, any biochemical waste, any asbestos, radon, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, virus, infectious disease agent and any other substance that can give rise to liability under any Environmental Law.

          Section 3.28  Directors, Officers and Compensation of Employees.
                        -------------------------------------------------
There is set forth in Section 3.28 of the Vitalink Disclosure Statement a true and complete list showing (a) the names and addresses of all directors and officers of Vitalink and its Subsidiaries and (b) the names of all salaried persons whose aggregate compensation for purposes of federal income tax reporting from Vitalink and its Subsidiaries in the fiscal year ended May 31, 1996 was, or in the fiscal year ending May 31, 1997 is expected to be, U.S. $100,000 or more per year, together with a statement of the full amount expected to be paid to such person for services in all capacities to be rendered in the fiscal year ending May 31, 1997, and the basis thereof, separately including the amounts paid or payable, or expected to be paid or payable during such fiscal years, under bonus or incentive arrangements, if any.

          Section 3.29  Banks.  There is set forth in Section 3.29 of the
                        -----
Vitalink Disclosure Statement a true and complete list showing the account numbers and name of each bank in which Vitalink or any of its Subsidiaries has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

          Section 3.30  Disclosure.  No representation or warranty by Vitalink
                        ----------
and no statement or information relating to Vitalink or any of its Subsidiaries contained herein, or in any certificate furnished by or on behalf of Vitalink to GranCare in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          Section 3.31  Institutional Pharmacy Business.  (a) Section 3.31 of
                        -------------------------------
the Vitalink Disclosure Statement lists each Pharmacy utilized by Vitalink in connection with its pharmacy business and indicates (i) the location of each such Pharmacy and (ii) whether such Pharmacy is owned or held pursuant to a leasehold interest. No other person or entity has any beneficial ownership or interest in or to any such Pharmacy nor does any other person or entity have any right or option to acquire any beneficial ownership or interest in or to any such Pharmacy.

          (b) Section 3.31 of the Vitalink Disclosure Statement lists all of the customers to which Vitalink and its Subsidiaries provide pharmacy services pursuant to oral or written contracts. Vitalink has not been informed and has no reason to believe that any Vitalink Pharmacy Contract will be terminated for or without cause.

          (c) Vitalink has not violated, and is not now in violation of, the Medicare and Medicaid fraud and abuse provisions of the Social Security Act, the Civil Monetary Penalties Law of the Social Security Act, or any other federal or state law, statute, rule or regulation relating to Vitalink and its Subsidiaries.

          (d) Vitalink is duly licensed to provide pharmacy services in all states in which it does business, and is also a participant in the Medicare program and the Medicaid programs of the states listed in Section 3.07 of the Vitalink Disclosure Statement. Vitalink is in compliance with all laws, rules and regulations affecting or in connection with the Pharmacies, Vitalink and their licenses with respect thereto and their participation in the Medicare and Medicaid programs.

          (e) Vitalink has delivered or made available true and correct billing requests for reimbursement and underlying information to all governmental programs, including but not limited to the Medicare and Medicaid programs, in compliance with all rules, regulations, policies and procedures of such governmental programs and of the fiscal intermediaries of such programs. To the best of Vitalink's knowledge all such billings were for goods actually provided, and at appropriate charges or costs, and Vitalink has appropriate documentation to support such billing requests.

                                 ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF GRANCARE

          Except as set forth in the GranCare Disclosure Statement delivered by GranCare to Vitalink at or prior to the execution of this Agreement (the "GranCare Disclosure Statement") (each section of which qualifies the correspondingly numbered representation and warranty and covenant), GranCare represents and warrants to Vitalink as follows:

          Section 4.01  Organization and Qualification.  Each of GranCare and
                        ------------------------------
its Pharmacy Subsidiaries (as defined in the Distribution Agreement) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the GranCare SEC Reports (as hereinafter defined). Each of GranCare and its Pharmacy Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a GranCare Material Adverse Effect. "GranCare Material Adverse Effect" means (i) with respect to any event, occurrence, failure of event or occurrence, change, effect, state of affairs, breach, default, violation, fine, penalty or failure to comply (each, a "circumstance"), individually or taken together with all other circumstances contemplated by or in connection with any or all of the representations and warranties made in this Agreement, (a) a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Institutional Pharmacy Business, taken as a whole, or (b) an impairment on the ability of SNFCo to conduct as a going concern the Skilled Nursing Business (as defined in the Distribution Agreement) subsequent to the Distribution or (ii) circumstances resulting in the impairment of GranCare's ability to perform its obligations under this Agreement or the Distribution Agreement and to consummate the transactions contemplated hereby and thereby. Neither GranCare nor any of its Pharmacy Subsidiaries is in violation of any of the provisions of its articles of incorporation (or other applicable charter document) or by-laws. True and complete copies of the Restated Articles of Incorporation and By-Laws, as currently in effect, of GranCare and of each Pharmacy Subsidiary of GranCare have been previously delivered or made available to Vitalink. No amendments to the articles of incorporation (or other similar charter doc-uments) and By-Laws of GranCare have been authorized since December 31, 1995.

          Section 4.02  Authority Relative to This Agreement. GranCare has full
                        ------------------------------------
corporate power and authority to execute and deliver this Agreement and the Distribution Agreement and, upon obtaining the approval of a majority of the outstanding shares of GranCare Common Stock at the Special Meeting or or adjournment thereof, as may be required by the California Act to consummate the Merger, the Distribution and complete the other transactions contemplated hereby. The execution and delivery of this Agreement and the Distribution Agreement and the consummation of the Merger, the Distribution and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of GranCare and no other corporate proceedings on the part of GranCare are necessary to authorize this Agreement and the Distribution Agreement or to consummate the Merger, the Distribution and the other transactions contemplated hereby (other than, with respect to the Merger and the Distribution, the approval of a majority of the outstanding shares of GranCare Common Stock at the Special Meeting or any adjournment thereof as required by the California Act and, with respect to the Distribution, the declaration by the GranCare Board of Directors of the Distribution). This Agreement and the Distribution Agreement have been duly and validly executed and delivered by GranCare and, assuming, in the case of this Agreement and the Distribution Agreement, the due authorization, execution and delivery of each such agreement by Vitalink, constitute valid and binding agreements of GranCare, enforceable against GranCare in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          Section 4.03  Consents, No Conflicts.  (a) Except for the filings of
                        ----------------------
the Certificate of Merger, the Certified Agreement and the Proxy Statement, the filing and effectiveness of the Registration Statement and the SNFCo Registration Document (as hereinafter defined) and the filings required under and in connection with the applicable requirements of the HSR Act, and filings required pursuant to any state securities or "blue sky" laws, no filing or registration with, notification or disclosure to, or permit, authorization, consent or approval of, (i) any court, (ii) any government agency or body or
(iii) any third party, whether acting in an individual, fiduciary or other capacity, is required for the consummation by GranCare of the Merger, the Distribution or the other transactions contemplated hereby or by the Distribution Agreement except such as are set forth in Section 4.03(a) of the GranCare Disclosure Statement, which will have been obtained or made prior to the Effective Time and will then be in full force and effect or which would not, singly or in the aggregate with all other such consents which have not been obtained, have a GranCare Material Adverse Effect.

          (b) The execution, delivery and performance of this Agreement, the Distribution Agreement, the consummation of the Distribution, the Merger and the other transactions contemplated hereby (or thereby) and compliance by GranCare with any of the provisions hereof (or thereof) do not and will not (i) subject to obtaining the approval of a majority of the outstanding shares of GranCare Common Stock at the Special Meeting or any adjournment thereof as required by the California Act, conflict with or result in any breach or violation of any provision of the Restated Articles of Incorporation (or other comparable charter documents) or By-Laws of GranCare or any of its Pharmacy Subsidiaries, (ii) result in (1) a breach or violation of, a default under or an event triggering any payment or other obligation pursuant to any of GranCare's existing pension plans, welfare plans, multiemployer plans, employee benefit plans, benefit arrangements or similar plans, arrangements or policies, including bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, health or group insurance, severance pay, retirement or other benefit plans, and all similar arrangements or policies of GranCare and its Subsidiaries (the "GranCare Compensation and Benefit Plans") or any grant or award made under any of the foregoing in any case for which GranCare or any of the Pharmacy Subsidiaries would be responsible after the Distribution, (2) a breach, violation or event triggering a right of termination of, a default under, the acceleration of any obligation, or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provision of any agreement, lease of real or personal property, marketing agreement, contract, note, mortgage, indenture, arrangement or other obligation of GranCare or any of its Pharmacy Subsidiaries ("GranCare Contracts") or any law, rule, ordinance or regulation or judgment, decree, order or award to which GranCare or any of its Pharmacy Subsidiaries is subject or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit under which GranCare or any of its Pharmacy Subsidiaries conducts the Institutional Pharmacy Business, or (3) any other change in the rights or obligations of any party under any of the GranCare Contracts.

          Section 4.04  Board Recommendation.  The Board of Directors of
                        --------------------
GranCare has, by a unanimous vote at a meeting of such Board duly held on September 3, 1996, approved and adopted this

Agreement, the Distribution Agreement, the Merger and the other transactions contemplated hereby or by the Distribution Agreement, determined that the consideration to be received by the holders of shares of GranCare Common Stock pursuant to the Merger is fair to the holders of such shares and recommended that the holders of such shares approve and adopt this Agreement, the Distribution Agreement, the Merger and the other transactions contemplated hereby.

          Section 4.05  State Antitakeover Statutes.  GranCare has granted all
                        ---------------------------
approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of any state antitakeover statute or regulation such that none of the provisions of such "business combination," "moratorium," "control share," or other state antitakeover statute or regulation (x) prohibits or restricts GranCare's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (z) would subject Vitalink to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement.

          Section 4.06  No Existing Violation, Default, Etc.  None of GranCare
                        -----------------------------------
or any of its Subsidiaries is in violation (except for any violations which would not, singly or in the aggregate with all such other violations, have a GranCare Material Adverse Effect) of (A) any applicable law, ordinance, administrative or governmental rule or regulation or (B) any order, decree or judgment of any court or governmental agency or body having jurisdiction over GranCare or any of its Subsidiaries. No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any GranCare Contract or any lease, permit, license or other agreement or instrument to which GranCare or any of its Subsidiaries is a party or by which any of them is bound or to which any of the properties, assets or operations of GranCare or any of its Subsidiaries is subject (except for any events of default or other defaults which would not, singly or in the aggregate with all such other defaults, have a GranCare Material Adverse Effect).

          Section 4.07  Affiliates. GranCare has delivered to Vitalink a letter
                        ----------
identifying all persons who, as of the date hereof, may be deemed to be "affiliates" of GranCare for purposes of Rule 145 under the Securities Act ("Affiliates") and the written agreement of each such person, substantially in the form of Exhibit C hereto.

          Section 4.08  Licenses and Permits.  Each of GranCare and its
                        --------------------
Subsidiaries has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("GranCare Licenses") as are necessary to own, lease or operate its properties and to conduct its business in the manner described in the GranCare SEC Reports and as presently conducted and all such GranCare Licenses are valid and in full force and effect, other than any failure to have any such GranCare License or any failure of any such GranCare License to be valid and in full force and effect as would not, singly or in the aggregate with all such other failures, have a GranCare Material Adverse Effect. Each of GranCare and its Subsidiaries is, and within the period of all applicable statutes of limitation has been, in compliance with its obligations under such GranCare Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such GranCare Licenses, other than any such failure to be in compliance with such obligations or any such revocation or termination as would not, singly or in the aggregate with all such other failures, revocations or terminations, have a GranCare Material Adverse Effect. GranCare has no knowledge of any facts or circumstances that could reasonably be expected to result in an inability of GranCare or any of its Pharmacy Subsidiaries to renew any GranCare License. Neither the execution and delivery by GranCare of this Agreement or the Distribution Agreement nor the consummation of the Distribution, the Merger or any of the other transactions contemplated herein will result in any revocation or termination of any GranCare License or any requirement that the Surviving Corporation be licensed in respect of any of the GranCare Licenses. Set forth in Section 4.08 of the GranCare Disclosure Statement is a true and complete list of all GranCare Licenses which are necessary for the conduct of the Institutional Pharmacy Business as presently conducted by GranCare and its Subsidiaries and which are, or will subsequent to the Reorganization be, held by GranCare and the Pharmacy Subsidiaries.

          Section 4.09  Registration Statement; Proxy Statement; SNFCo
                        ----------------------------------------------
Registration Documents.  (a)  None of the information supplied by GranCare for
----------------------
inclusion or incorporation by reference in (i) the Registration Statement, (ii) the proxy statement/prospectus to be sent to the shareholders of GranCare in connection with the Special Meeting, including all amendments and supplements thereto (the "Proxy Statement"), or (iii) the Vitalink Information Statement, including all amendments and supplements thereto, shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective and (ii) the Effective Time and, in the case of the Proxy Statement or the Vitalink Information Statement, on the date the Proxy Statement or the

Vitalink Information Statement is first mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to GranCare or any of its Subsidiaries shall occur which is required to be described in the Registration Statement, the Proxy Statement or the Vitalink Information Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of GranCare and Vitalink. The Registration Statement and Proxy Statement will (with respect to GranCare and its Subsidiaries) comply as to form in all material respects with the applicable provisions of the Exchange Act.

          (b) The Form S-1 or 10 or other appropriate filing to be made to register the SNFCo Common Stock under the Securities Act or the Exchange Act, as appropriate, as such filing may be, amended or supplemented (the "SNFCo Registration Document"), will not, at the date the SNFCo Registration Document (or any amendment or supplement thereto), at the time that the SNFCo Registration Document becomes effective, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. The SNFCo Registration Document will comply as to form in all material respects with the applicable provisions of the Securities Act or the Exchange Act, as the case may be.

          Section 4.10  Finders or Brokers.  Except for PaineWebber
                        ------------------
Incorporated, neither GranCare nor any Subsidiary of GranCare has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger or the Distribution.

          Section 4.11  SEC Filings.  (a)  GranCare has filed with the SEC all
                        -----------
required forms, reports and documents required to be filed by it with the SEC since December 31, 1992 (collectively, the "GranCare SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. As of their respective dates the GranCare SEC Reports (including documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) GranCare will deliver to Vitalink as soon as they become available true and complete copies of any report or statement mailed by GranCare to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Vitalink, as to which GranCare makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of GranCare and its Subsidiaries to be included or incorporated by reference in such reports and statements will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and will fairly present the consolidated financial position of GranCare and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

          Section 4.12  Financial Statements.  The audited consolidated
                        --------------------
financial statements and unaudited consolidated interim financial statements of GranCare and its Subsidiaries included or incorporated by reference in the GranCare SEC Reports and the unaudited Institutional Pharmacy Business Financial Statements as set forth in Section 4.12 of the GranCare Disclosure Schedule have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly presented the consolidated financial position of GranCare and its Subsidiaries and the Institutional Pharmacy Business, respectively, as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements) and such audited financial statements have been certified as such (without exception) by GranCare's independent accountants.

          Section 4.13  Absence of Undisclosed Liabilities.  Neither GranCare
                        ----------------------------------
nor its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the GranCare Balance Sheet (as hereinafter defined) and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1995 that would not, singly or in the aggregate, be reasonably expected to have a GranCare Material Adverse Effect.

          Section 4.14  Absence of Changes or Events.  (a)  Since December 31,
                        ----------------------------
1995 (i) GranCare and its Subsidiaries have conducted their business in the ordinary course and have not incurred any material liability or obligation (indirect, direct or contingent) or entered into any material oral or written agreement or other transaction that is not in the ordinary course of business (other than the Distribution Agreement and this Agreement) or that could reasonably be expected to result in any GranCare Material Adverse Effect; (ii) neither GranCare nor its Pharmacy Subsidiaries have sustained any material loss or interference with their business or properties from fire, flood, windstorm, accident, strike or other calamity (whether or not covered by insurance); (iii) there has been no material change in the indebtedness of GranCare and its Pharmacy Subsidiaries, no change in the authorized capital stock of GranCare and no dividend or distribution of any kind declared, paid or made by GranCare on any class of its capital stock other than the Distribution; (iv) there has been no event or condition which has caused a GranCare Material Adverse Effect, nor any development, occurrence or state of facts or circumstances that could, singly or in the aggregate, reasonably be expected to result in a GranCare Material Adverse Effect; (v) there has been no amendment, modification or supplement to any material term of any GranCare Contract to which a Pharmacy Subsidiary is a party required to be identified in Section 4.21 of the GranCare Disclosure Statement or any equity security; and (vi) there has been no material change by GranCare in its accounting principles, practices or methods.

          (b) Since December 31, 1995, other than in the ordinary course of business consistent with past practice, there has not been any increase in the compensation or other benefits payable, or which could become payable, by GranCare, to its officers or key employees, or any amendment of any of the GranCare Compensation and Benefit Plans.

          Section 4.15  Capitalization.  (a)  The authorized capital stock of
                        --------------
GranCare consists of 50,000,000 shares of GranCare

Common Stock and 2,000,000 shares of Preferred Stock (the "GranCare Preferred Stock"), of which (i) 390,000 shares have been authorized as Series A Convertible Preferred, (ii) 175,000 shares have been authorized as Series B Mandatorily Redeemable Preferred Stock, (iii) 665,000 shares have been authorized as Series C Convertible Preferred Stock and (iv) 4,500 shares have been authorized as Series D Exchangeable Preferred Stock. As of August 26, 1996, there are 23,370,693 shares of GranCare Common Stock (including shares in respect of Evergreen Healthcare, Inc. common stock and National Heritage, Inc. common stock for which certificates have not been tendered for exchange), no shares of GranCare Preferred Stock outstanding and 200,100 shares of GranCare Common Stock owned by a wholly-owned subsidiary of GranCare; and except for shares which were reserved for issuance and which may have been issued pursuant to the following sentence there have been no issuances of capital stock of GranCare since August 26, 1996. As of August 26, 1996, 2,355,250 shares of GranCare Common Stock were reserved for issuance upon the exercise of outstanding options (the "GranCare Options") granted under the stock option plans of GranCare (the "GranCare Option Plans"), 2,210,351 shares were reserved for issuance upon conversion of GranCare's 6-1/2% Convertible Subordinated Debentures due 2003 (the "Convertible Debentures"), 2,500 shares were committed to be issued to employees of GranCare and its subsidiaries in recognition of 25 years of service, 304,803 shares were reserved for issuance upon the exercise of GranCare's Series D, E and F warrants and no other shares of GranCare Common Stock are reserved for any purpose. Except for the foregoing, there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating GranCare to issue, transfer or sell any shares of capital stock of GranCare or any of its Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares. There are no outstanding stock appreciation rights with respect to the capital stock of GranCare or any of its Subsidiaries. All issued and outstanding shares of GranCare Common Stock are duly authorized and validly issued, fully paid and non-assessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, GranCare subject to) any preemptive or similar rights created by statute, the Restated Articles of Incorporation or By-Laws of GranCare or any agreement to which GranCare is a party or bound.

          (b)  There are no obligations, contingent or otherwise, of GranCare to
(i) repurchase, redeem or otherwise acquire any shares of GranCare Common Stock; or (ii) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise except for transactions described in Exhibit A to the

Distribution Agreement), or provide any guarantee with respect to the obligations of, any other person. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of GranCare. There are no voting trusts, proxies or other agreements or understandings to which GranCare is a party or by which GranCare is bound with respect to the voting of any shares of capital stock of GranCare.

          (c) GranCare has delivered or made available to Vitalink complete and correct copies of each of the GranCare Option Plans, including all amendments thereto. Section 4.15(c) of the GranCare Disclosure Statement sets forth a complete and correct list of all outstanding options setting forth (i) the exercise price of each outstanding GranCare Option, (ii) the number of GranCare Options, (iii) the date of grant of each such GranCare Option. Section 4.15(c) of the GranCare Disclosure Statement sets forth a complete and correct list of all restricted stock awards including the recipients and the number of shares of GranCare Common Stock received or to be received by each.

          Section 4.16  Capital Stock of Subsidiaries.  The only direct or
                        -----------------------------
indirect Subsidiaries of GranCare are those listed in Section 4.16 of the GranCare Disclosure Statement, which Section 4.16 separately sets forth the Pharmacy Subsidiaries. GranCare is directly or indirectly the record (except for directors' qualifying shares as reflected in such Section 4.16) and beneficial owner (including all such qualifying shares) of all of the outstanding shares of capital stock of each of its Pharmacy Subsidiaries, there are no proxies with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating GranCare or any of such Subsidiaries to issue, transfer or sell any shares of capital stock of such Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares. All of such shares beneficially owned by GranCare are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by GranCare free and clear of any claim, lien or encumbrance of any kind with respect thereto. GranCare does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

          Section 4.17  Litigation.  There are no pending actions, suits,
                        ----------
proceedings or, to the best knowledge of GranCare after due inquiry, investigations by, against or affecting GranCare, any of its Pharmacy Subsidiaries or any of their properties, assets or operations, or with respect to which GranCare or any of its Pharmacy Subsidiaries is responsible by way of indemnity or otherwise. No pending or, to the knowledge of GranCare, threatened actions, suits, proceedings or investigations by, against or affecting GranCare, any of its Subsidiaries or any of their properties, assets or operations, or with respect to which they are responsible by way of indemnity or otherwise, whether or not disclosed in such GranCare SEC Reports, would, singly or in the aggregate with all such other actions, suits, investigations or proceedings, reasonably be expected to have a GranCare Material Adverse Effect; and, to the best knowledge of GranCare after due inquiry, no actions, suits, proceedings or investigations which would reasonably be expected to have a GranCare Material Adverse Effect are threatened or contemplated and there is no reasonable basis, to the best knowledge of GranCare after due inquiry, for any such action, suit, proceeding or investigation, whether or not threatened or contemplated.

          Section 4.18  Insurance.  GranCare has insurance policies and fidelity
                        ---------
bonds covering it and its Subsidiaries' assets, business, equipment, properties, operations, employees, officers and directors of the type and in amounts customarily carried by persons conducting business similar to that of GranCare and such Subsidiaries. All premiums due and payable under all such policies and bonds have been paid, and GranCare is otherwise in full compliance with the terms and conditions of all such policies and bonds, except where the failure to have made payment or to be in full compliance would not, singly or in the aggregate with all such other failures, have a GranCare Material Adverse Effect. The reserves established by GranCare in respect of all matters as to which GranCare self-insures or carries retentions and/or deductibles, including for workers' medical coverage and workers' compensation, are adequate and appropriate in light of GranCare's experience since December 31, 1992 with respect thereto and GranCare is not aware, after due inquiry, of any facts or circumstances existing as of the date hereof that could reasonably be expected to cause such reserves to be inadequate or inappropriate. Section 4.18 of the GranCare Disclosure Statement sets forth a true and complete list of all insurance policies including retention and/or deductible programs, and fidelity bonds of GranCare.

          Section 4.19  Title to and Condition of Properties. GranCare and its
                        ------------------------------------
Pharmacy Subsidiaries have good title to all of the real property and personal property which is reflected on GranCare's December 31, 1995 audited consolidated balance sheet contained in GranCare's Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC (the "GranCare Balance Sheet") except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Set forth in Section 4.19(a) of the GranCare Disclosure Statement is a true and complete list of all real properties owned by GranCare and its Pharmacy Subsidiaries and used in connection with the Institutional Pharmacy Business, all of which real properties are reflected on the GranCare Balance Sheet. No such real or personal property is subject to claims, liens or other encumbrances of any kind or character, including, without limitation, mortgages, pledges, liens, conditional sale agreements, charges, security interests, easements, restrictive covenants, rights of way or options, except for (i) liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and in respect of which GranCare or its appropriate Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (ii) mechanics', carriers', workers', repairers', materialmen's and other similar statutory liens incurred in the ordinary course of business for obligations not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings and in respect of which GranCare or its appropriate Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (iii) in the case of real property, easements, rights of way, restrictions, minor defects or irregularities in title that do not individually or in the aggregate have a material adverse effect on the value or use of the real property encumbered thereby as currently used in the operation of the business of GranCare or its Subsidiaries; or (iv) those which would not materially interfere with the conduct of the business of GranCare and its Pharmacy Subsidiaries or impair GranCare's ability to perform its obligations under this Agreement and to consummate the transactions contemplated hereby (the encumbrances described in clauses (i) through (iv) of this sentence, collectively, the "GranCare Permitted Encumbrances"). There are no eminent domain proceedings pending or, to the knowledge of GranCare, threatened against any owned property or any material portion thereof which proceedings (if resulting in a taking) could reasonably be expected to have a material adverse effect on the value or use of such property as currently used in the operation of the pharmacy business of GranCare or its Subsidiaries. To the knowledge of GranCare, (i) the real properties and the improvements located thereon (including the roof and structural portions of each building) are in good operating order and condition, subject to ordinary wear and tear, (ii) there are no structural, mechanical or other defects of a material nature in any improvements located on the real properties, (iii) all building systems in respect of the real properties are in all material respects in good condition and working order, subject to ordinary wear and tear, and (iv) the real properties are served by all utilities required or necessary for the present use thereof. GranCare has made available to Vitalink true and correct copies of all title insurance commitments, title insurance policies and surveys in the possession of GranCare or its Subsidiaries relating to the real properties set forth in Section 4.19(a) of the GranCare Disclosure Statement.

          Section 4.20  Leases.  There have been delivered or made available to
                        ------
Vitalink true and complete copies of each lease requiring the payment of rentals aggregating, or pursuant to which the annual rentals are reasonably expected to be, at least $100,000 per annum pursuant to which real or personal property is held under lease by GranCare (other than those properties held by GranCare and utilized solely with respect to the Skilled Nursing Business) or any of its Pharmacy Subsidiaries, and true and complete copies of each lease pursuant to which GranCare or any of its Pharmacy Subsidiaries leases real or personal property to others for use in a pharmacy related business. Section 4.20 of the GranCare Disclosure Statement sets forth a true and complete list of all such leases and such leases are the only leases that are material to the current operations of the Institutional Pharmacy Business. All of the leases so listed are valid and subsisting and in full force and effect with respect to GranCare and the Pharmacy Subsidiaries, as the case may be, and, to GranCare's knowledge, with respect to any other party thereto and GranCare or its Pharmacy Subsidiaries, as the case may be, have valid leasehold interests in all properties leased thereunder free and clear of all liens created by, through or under GranCare or its Pharmacy Subsidiaries other than GranCare Permitted Encumbrances. The leased real properties are in good operating order and condition, subject to ordinary wear and tear.

          Section 4.21  Contracts and Commitments.  Neither GranCare nor the
                        -------------------------
Pharmacy Subsidiaries are a party to any existing contract, obligation or commitment of any type in any of the following categories:

          (a) contracts for the purchase by GranCare or any of its Pharmacy Subsidiaries of medicine, materials, supplies or equipment which are not cancellable upon 30 days' or less notice and which either (i) have not been entered into in the ordinary course of business and consistent with past practice or (ii) provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment, or (iii) contracts obligating GranCare or any of its Pharmacy Subsidiaries to make capital expenditures in excess of $200,000;

          (b) contracts under which GranCare or any Pharmacy Subsidiary has, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (i) the performance of any other person, firm or corporation under a contract, or (ii) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation, except in either case for any such contracts for which GranCare and its Pharmacy Subsidiaries would not be responsible after the Distribution;

          (c) powers of attorney outstanding from GranCare other than as issued in the ordinary course of business and consistent with past practice with respect to customs, insurance, patent, trademark or tax matters, or to agents for service of process;

          (d) contracts under which any amount payable by GranCare is dependent upon, or calculated in accordance with, the revenues or profits of GranCare, any of its Subsidiaries or SNFCo;

          (e) contracts with any director, officer or employee of GranCare other than in such person's capacity as a director, officer or employee of GranCare;

          (f) contracts which limit or restrict where GranCare or any of its Pharmacy Subsidiaries may conduct its or their business or the type or line of business which GranCare or any of its Subsidiaries may engage in;

          (g) other than attached as exhibits to the Distribution Agreement, any contracts, obligations or commitments which will exist following the Distribution between GranCare or the Pharmacy Subsidiaries on the one hand, and the Non-Institutional Pharmacy Business on the other;

          (h) contracts with any party for the loan of money or availability of credit to or from GranCare or any of its Pharmacy Subsidiaries (except credit extended by GranCare or any of its Pharmacy Subsidiaries to its or their customers in the ordinary course of business and consistent with past practice); or

          (i)  any hedging, option, derivative or other similar transaction.

True and complete copies of all contracts, obligations and commitments listed in
Section 4.21 of the GranCare Disclosure Statement have been delivered or made available to Vitalink. All such contracts are in full force and effect. None of GranCare or its Pharmacy Subsidiaries or, to the best of GranCare's knowledge, any other party is in breach of or default under any such contracts (and no facts or circumstances exist which could reasonably support the assertion of any such breach or default) except for breaches and defaults by parties other than GranCare and its Pharmacy Subsidiaries which would not, singly or in the aggregate with all other such breaches, have a GranCare Material Adverse Effect.

          Section 4.22  Labor Matters.  None of GranCare or any of its Pharmacy
                        -------------
Subsidiaries is a party to any union contract or other collective bargaining agreement, true and complete copies of which contracts have been delivered to Vitalink. Each of GranCare and its Pharmacy Subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, safety, wages and hours, and neither GranCare nor any of its Pharmacy Subsidiaries is engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of GranCare, any labor strike or stoppage threatened) against or affecting GranCare or any of its Pharmacy Subsidiaries. To the best of GranCare's knowledge, no union organizing activities with respect to any of its or its Pharmacy Subsidiaries' employees are occurring or threatened.

          Section 4.23  No Change of Control Puts.  Neither the execution and
                        -------------------------
delivery by GranCare of this Agreement or the Distribution Agreement nor the consummation of the Distribution, the Merger or any of the other transactions contemplated hereby gives rise to any obligation of GranCare or any of its Subsidiaries to, or any right of any holder of any security of GranCare or any of its Subsidiaries to, require GranCare to purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same.

          Section 4.24  Employment and Labor Contracts.  Neither GranCare nor
                        ------------------------------
any of its Pharmacy Subsidiaries is a party to any employment, management services, consultation or other contract or agreement (except for any such contracts or agreements for which GranCare would not be responsible after the Distribution) with any past or present officer, director or employee or, to the best of GranCare's knowledge, any entity affiliated with any past or present officer, director or employee, in each case true and complete copies of which contracts have been delivered to Vitalink, and other than the agreements executed by employees generally, the forms of which have been provided to Vitalink.

          Section 4.25  Intellectual Property Rights.  GranCare or its Pharmacy
                        ----------------------------
Subsidiaries own or have the right to use all Intellectual Property Rights necessary to the conduct of their respective businesses. Section 4.25 of the GranCare Disclosure Statement contains a worldwide list of all patents, trade names, registered and unregistered copyrights, trademarks and service marks, mask works and applications for the foregoing owned by GranCare or its Pharmacy Subsidiaries. GranCare and/or its Pharmacy Subsidiaries have clear and unencumbered title to the Intellectual Property Rights set forth in such Section
4.25 and such title has not been challenged (pending or threatened) by others except for the encumbrances listed therein. Such Section 4.25 also contains a list of unpatented inventions used or planned for use by GranCare or its Pharmacy Subsidiaries. No rights or licenses to use Intellectual Property Rights have been granted or acquired by GranCare or its Pharmacy Subsidiaries. There have been no claims or assertions made by others that GranCare has infringed any Intellectual Property Rights of others by the sale of products or any other activity in the preceding six year period and, to the knowledge of GranCare, there has been no such infringement by GranCare or any of its Pharmacy Subsidiaries during this period. GranCare has no knowledge of any infringement of Intellectual Property Rights of GranCare or any of its Pharmacy Subsidiaries by others. All such patents, registered trademarks, service marks, and copyrights owned by GranCare or its Pharmacy Subsidiaries are in good standing, and are recorded on the public record in the name of GranCare or its Pharmacy Subsidiaries. True and complete copies of all material listed in Section 4.25 of the GranCare Disclosure Statement have been delivered or made available to Vitalink.

          Section 4.26  Taxes.  (i) GranCare and its Subsidiaries have prepared
                        -----
and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other Tax Returns required to be filed by them on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of GranCare and/or its Subsidiaries (copies of which for the past three fiscal years have been delivered or made available to Vitalink); (ii) all Taxes of GranCare and its Subsidiaries have been paid in full to the proper authorities or fully accrued for with respect to fiscal periods for which there are publicly available financial statements and otherwise on the books of GranCare, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies asserted in writing as a result of Tax examinations of federal, state and foreign income, sales and franchise and all other Tax Returns filed by GranCare and its Subsidiaries have either been paid or adequately reserved for in accordance with generally accepted accounting principles; (iv) to the best knowledge of GranCare, no unpaid deficiency has been asserted or assessed against GranCare or any of its Subsidiaries, and no examination of GranCare or any of its Subsidiaries is pending or threatened for any material amount of Tax by any taxing authority (with respect to any such action, Section 4.26 of the GranCare Disclosure Statement sets forth the periods at issue and the category of Tax, and the examining authority's and any corresponding revenue agents' reports relating to the issue have been delivered or made available to Vitalink); (v) no extension of the period for assessment or collection of any Tax of GranCare or any of its Subsidiaries is currently in effect and no extension of time within which to file any Tax Return of GranCare or any of its Subsidiaries has been requested, which Tax Return has not since been filed; (vi) no Tax liens have been filed with respect to any Taxes of GranCare or any of its Subsidiaries except for property taxes which have accrued but with respect to which penalty for non-payment has not occurred; (vii) neither GranCare nor any of its Subsidiaries has agreed to make any adjustment by reason of a change in their accounting methods that would affect the taxable income or deductions of GranCare or any of its Subsidiaries for any period ending after the Effective Time; (viii) GranCare and its Subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; (ix) there are no Tax sharing agreements or arrangements under which GranCare or any Subsidiary will have any obligation or liability on or after the Effective Time; (x) GranCare and its Subsidiaries have no foreign losses as defined in Section 904(f)(2) of the Code; (xi) to the best knowledge of GranCare, there are no transfer pricing agreements made by or on behalf of GranCare or any of its Subsidiaries with any taxation authority; (xii) no assets of GranCare or any of its Subsidiaries is held in an arrangement for which partnership Tax Returns are being filed and neither GranCare nor any of its Subsidiaries is a partner in any partnership;
(xiii) neither GranCare nor any of its Subsidiaries owns any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code), "passive foreign investment company" (within the meaning of Section 1296 of the Code) or other entity the income of which is required to be included in the income of GranCare or such Subsidiary; (xiv) neither GranCare nor any of its Subsidiaries has made an election under Section 341(f) of the Code; and (xv) neither GranCare nor any of its Subsidiaries is obligated to make any payments that would constitute excess parachute payments within the meaning of Section 280G of the Code.

          Section 4.27  Employee Benefit Plans; ERISA.  (a)  There are no
                        -----------------------------
"employee pension benefit plans" as defined in Section 3(2) of ERISA covering employees (or former employees) employed in the United States, maintained or contributed to by GranCare or any of its Subsidiaries or any of their ERISA Affiliates, or to which GranCare or any of its Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("GranCare Pension Benefit Plans").

          (b) GranCare has delivered or made available to Vitalink true and complete copies of all "welfare benefit plans" (as defined in Section 3(1) of ERISA) covering employees (or former employees) employed in the United States, maintained or contributed to by GranCare or any of its Subsidiaries (other than fully insured welfare benefit plans that will be assumed by SNFCo) ("GranCare Welfare Plans"), all multiemployer plans (as defined in Section 3(37) of ERISA) covering employees (or former employees) employed in the United States to which GranCare or any of its Subsidiaries or any of their ERISA Affiliates is required to make contributions or otherwise may have any liability, and, to the extent covering employees (or former employees) employed in the United States, all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation plans maintained or contributed to by GranCare or a Subsidiary of GranCare.

          (c) GranCare and each of its Subsidiaries, and each of the GranCare Pension Benefit Plans and GranCare Welfare Plans, are in compliance with the applicable provisions of ERISA and other applicable laws except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect.

          (d) All contributions to, and payments from, the GranCare Pension Benefit Plans which are required to have been made in accordance with the GranCare Pension Benefit Plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code have been timely made except where the failure to make such contributions or payments on a timely basis would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect.

          (e)  The GranCare Pension Benefit Plans intended to qualify under
Section 401 of the Code have been determined by the IRS to be so qualified and nothing has occurred with respect to the operation of such GranCare Pension Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Such plans have been or will be amended on a timely basis to comply with changes to the Code made by the Tax Reform Act of 1986 and other applicable legislative, regulatory or administrative requirements.

          (f) There are (i) no investigations pending, to the best knowledge of GranCare, by any governmental entity involving the GranCare Pension Benefit Plans or GranCare Welfare Plans, (ii) no termination proceedings involving the GranCare Pension Benefit Plans and (iii) no pending or, to the best of GranCare's knowledge, threatened claims (other than routine claims for benefits), suits or proceedings against any GranCare Pension Benefit Plan or GranCare Welfare Plan, against the assets of any of the trusts under any GranCare Pension Benefit Plan or GranCare Welfare Plan or against any fiduciary of any GranCare Pension Benefit Plan or GranCare Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any GranCare Pension Benefit Plan or against the assets of any trust under such plan, except for those which would not, singly or in the aggregate, give rise to any liability which would reasonably be expected to have a GranCare Material Adverse Effect, nor, to the best of GranCare's knowledge, are there any facts which would give rise to any liability except for those which would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

          (g) None of GranCare, any of its Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the GranCare Pension Benefit Plans or GranCare Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax or penalty on GranCare or any of its Subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA, except any such event which would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect.

          (h) Neither the GranCare Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof, except any such event which would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect nor has there been any event with respect to any GranCare Pension Benefit Plan requiring disclosure under Section 4063(a) of ERISA or any event with respect to any GranCare Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA, except any such event which would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect.

          (i) Neither GranCare nor any Subsidiary of GranCare nor any ERISA Affiliate has incurred any currently outstanding liability to the PBGC or to a trustee appointed under Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No GranCare Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to the actuary by GranCare or any of its Subsidiaries for use in preparing the most recent actuarial report for the GranCare Pension Benefit Plans is complete and accurate in all material respects.

          (j) Neither GranCare, any of its Subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of
Section 3(37) of ERISA, covering employees (or former employees) employed in the United States.

          (k) With respect to each of the GranCare Pension Benefit Plans and GranCare Welfare Plans, true, correct and complete copies of the following documents have been delivered or made available to Vitalink: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, and (iv) the most recent IRS determination letter, if applicable.

          (l) Neither GranCare, any of its Subsidiaries, any organization to which GranCare is a successor or parent corporation, within the meaning of
Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of Section 4069(a) of ERISA, except where the liability for which would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect.

          (m) None of the GranCare Welfare Plans maintained by GranCare or any of its Subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA or except at the expense of the participant or the participant's beneficiary. GranCare and each of its Subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect.

          (n) No liability under any GranCare Pension Benefit Plan or GranCare Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which GranCare or any of its Subsidiaries has received notice that such insurance company is in rehabilitation.

          (o) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of GranCare or any of its Subsidiaries.

          (p) GranCare has disclosed to Vitalink in Section 4.27 of the GranCare Disclosure Statement each of GranCare's material Foreign Plans to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. GranCare and each of its Subsidiaries and each of such Foreign Plans are in compliance with applicable laws and all required contributions have been made to such Foreign Plans, except where the failure to comply or make contributions would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect.

          Section 4.28  Environmental Matters.  (a)  Except as would not, singly
                        ---------------------
or in the aggregate with all other such non-compliances, have a GranCare Material Adverse Effect, GranCare and its Subsidiaries are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws, which compliance includes, without limitation, the possession of all Environmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, and there are no circumstances of which GranCare is aware which may materially prevent or interfere with compliance in the future. To GranCare's knowledge GranCare and its Subsidiaries have all Environmental Authorizations necessary for the conduct of the businesses of GranCare and its Subsidiaries as currently conducted. Neither GranCare nor any of its Subsidiaries has been notified, or has any reasonable basis to believe, that any such Environmental Authorizations will be modified, suspended or revoked or cannot be renewed or otherwise maintained in the ordinary course of business.
To GranCare's knowledge after due inquiry, the execution and delivery of this Agreement and the consummation by GranCare of the Merger, the Distribution and the other transactions contemplated hereby will not affect the validity or require the transfer of any Environmental Authorizations associated with the Institutional Pharmacy Business, and will not require any notification, registration, reporting, filing, investigation or remediation under any Environmental Law.

          (b) There are no Environmental Notices that, singularly or in the aggregate, could reasonably be expected to have a GranCare Material Adverse Effect (i) pending or, to the best knowledge of GranCare, threatened against GranCare or any of its Subsidiaries, (ii) to GranCare's knowledge pending or threatened against any person or entity whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or contract to GranCare or any of its Subsidiaries, (iii) that to GranCare's knowledge could subject GranCare to any material risk of liability, loss or damages, or (iv) that to GranCare's knowledge could reasonably be expected to require investigation, removal or remedial or corrective action by GranCare or any of its Subsidiaries. Since May 31, 1996, neither GranCare nor any of its Subsidiaries has received any Environmental Notice alleging that GranCare or any of its Subsidiaries is subject to liability under any Environmental Law or that GranCare or any of its Subsidiaries is not in full compliance with Environmental Laws.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, notice or demand letter or request for information or to the best knowledge of GranCare, investigation pending or threatened under any Environmental Law (i) against GranCare or any of its Subsidiaries, or (ii) to the knowledge of GranCare, against any person or entity in connection with which liability could reasonably be imputed or attributed by law or contract to GranCare or any of its Subsidiaries except with respect to each of clause (i) and (ii) for such demands, claims, notices of violation, notice or demand letters or requests for information which singly or in the aggregate could not reasonably be expected to have a GranCare Material Adverse Effect.

          (d) No property or facility presently or to the knowledge of GranCare formerly owned, operated or leased by GranCare or any of its present Subsidiaries, or to the knowledge of GranCare any of its former Subsidiaries, or any of their respective predecessors in interest, is listed or proposed for listing on the

National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under CERCLA, or on any comparable list established under any Environmental Law, nor has GranCare or any of its Subsidiaries received any written notification of potential or actual liability or any request for information under CERCLA or any comparable foreign, state or local law.

          (e) There has been no disposal, spill, discharge or release of any Hazardous Materials generated, used, owned, stored or controlled by GranCare, or to GranCare's knowledge any of its Subsidiaries, or any of their respective predecessors in interest, on, at or under any property presently or formerly owned, leased or operated by GranCare, or to GranCare's knowledge its Subsidiaries, or any predecessors in interest, and to GranCare's knowledge there are no Hazardous Materials located in, at, on or under, or in the vicinity of, any such facility or property, or at any other location, that (i) could reasonably be expected to subject GranCare to a material risk of liability, loss or damages, or result in the incurrence by GranCare of costs under Environmental Laws, (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to GranCare or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or contract to GranCare or any of its Subsidiaries or (iii) could reasonably be expected to require investigation, removal or remedial or corrective action by GranCare or any of its Subsidiaries, that in any case singularly or in the aggregate reasonably could be expected to have a GranCare Material Adverse Effect.

          (f) Without in any way limiting the generality of the foregoing, to GranCare's knowledge (i) there are and have been no underground or aboveground storage tanks or other storage receptacles, or related piping or other disposal areas containing Hazardous Materials, located on, at or under property owned, operated or leased by GranCare, any of its Subsidiaries or any of their respective predecessors in interest, (ii) there are and have been no polychlorinated biphenyls located on any properties owned, operated or leased by GranCare or any of its Subsidiaries, and (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, operated or leased by GranCare or any of its Subsidiaries.

          (g) To GranCare's knowledge no lien has been recorded under Environmental Laws with respect to any properties, assets or facilities owned, operated or leased by GranCare or any of its Subsidiaries.

          (h) In accordance with Section 5.05, GranCare has given Vitalink and its authorized representatives access to all records and files in its possession or control relating to actual or potential compliance or liability issues of GranCare or its Subsidiaries and any of their respective predecessors in interest under Environmental Laws, including, without limitation, all reports, studies, analyses, tests or monitoring results pertaining to the existence of Hazardous Material or any other environmental concern relating to properties, assets or facilities currently or formerly owned, operated, managed, leased, used or controlled by GranCare any of its Subsidiaries, or otherwise concerning compliance with or liability under Environmental Laws.

          Section 4.29  Directors, Officers and Compensation of Employees.
                        -------------------------------------------------
There is set forth in Section 4.29 of the GranCare Disclosure Statement a true and complete list showing, to the extent they are expected to become directors, officers or employees of Vitalink subsequent to the Effective Date, (a) the names and addresses of all such directors and officers of GranCare and its Pharmacy Subsidiaries and (b) the names of all salaried persons whose aggregate compensation for purposes of Federal income tax reporting from GranCare and its Pharmacy Subsidiaries in the fiscal year ended December 31, 1995 was, or in the fiscal year ending December 31, 1996 is expected to be, U.S. $100,000 or more per year, together with a statement of the full amount expected to be paid to such person for services in all capacities to be rendered in the fiscal year ending December 31, 1996, and the basis thereof, separately including the amounts paid or payable during such fiscal years, or expected to be paid or payable, under bonus or incentive arrangements, if any.

          Section 4.30  Banks.  There is set forth in Section 4.30 of the
                        -----
GranCare Disclosure Statement a true and complete list showing the account numbers and name of each bank in which any of the Pharmacy Subsidiaries has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

          Section 4.31  Disclosure.  No representation or warranty by GranCare
                        ----------
and no statement or information relating to GranCare or any of its Subsidiaries contained herein, or in any certificate furnished by or on behalf of GranCare to Vitalink in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          Section 4.32  Institutional Pharmacy Business.  (a)  Section 4.32 of
                        -------------------------------
the GranCare Disclosure Statement lists each Pharmacy utilized by GranCare in connection with its pharmacy business and indicates (i) the location of such Pharmacy and (ii) whether such Pharmacy is owned or held pursuant to a leasehold interest. No other person or entity has any beneficial ownership or interest in or to any such Pharmacy nor does any other person or entity have any right or option to acquire any beneficial ownership or interest in or to any such Pharmacy.

          (b) Section 4.32 of the GranCare Disclosure Statement lists all of the customers to which GranCare and its Subsidiaries provide pharmacy services pursuant to oral or written contracts ("GranCare Pharmacy Contracts"). GranCare has not been informed and has no reason to believe that any GranCare Pharmacy Contract will be terminated for or without cause. Each of the Subsidiaries of GranCare involved in the Skilled Nursing Business listed on Schedule 4.16 of the GranCare Disclosure Schedule has agreements for the provision of institutional pharmacy services in form and substance equivalent to the form of agreement set forth in Section 4.32 of the GranCare Disclosure Schedule (each a "Pharmacy Agreement").

          (c) GranCare has not violated, and is not now in violation of, the Medicare and Medicaid fraud and abuse provisions of the Social Security Act, the Civil Monetary Penalties Law of the Social Security Act, or any other Federal or State law, statute, rule or regulation relating to GranCare and its Subsidiaries.

          (d) GranCare is duly licensed to provide pharmacy services in all states in which it does business, and is also a participant in the Medicare program and the Medicaid programs of the states listed in Section 4.08 of the GranCare Disclosure Statement. GranCare is in compliance with all laws, rules and regulations affecting or in connection with the Pharmacies, GranCare and their licenses with respect thereto and their participation in the Medicare and Medicaid programs.

          (e) GranCare has delivered or made available true and correct billing requests for reimbursement and underlying information to all governmental programs, including but not limited to the Medicare and Medicaid programs, in compliance with all rules, regulations, policies and procedures of such governmental programs and of the fiscal intermediaries of such programs. To the best of GranCare's knowledge all such billings were for goods actually provided, and at appropriate charges or costs, and GranCare has appropriate documentation to support such billing requests.

          Section 4.33  Fairness Opinion.  GranCare has received the opinion of
                        ----------------
PaineWebber Incorporated to the effect that as of the date hereof the financial terms of the Merger are fair to GranCare's stockholders from a financial point of view.

          Section 4.34  Sufficiency of Assets.  Subsequent to the Restructuring,
                        ---------------------
GranCare and its Pharmacy Subsidiaries will own, lease, hold or otherwise have the right to use all of the assets, properties, Intellectual Property Rights and GranCare Licenses which are material to the conduct of the Institutional Pharmacy Business as presently conducted by GranCare and its Subsidiaries.

                                   ARTICLE V.

                                   COVENANTS

          Section 5.01  Conduct of Business of GranCare. Except as contemplated
                        -------------------------------
by this Agreement, the Distribution Agreement and the GranCare Disclosure Statement or as expressly agreed to in writing by Vitalink, during the period from the date of this Agreement to the Effective Time, GranCare will and will cause its Subsidiaries each to conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the Merger, the Distribution or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Distribution Agreement or the GranCare Disclosure Statement, prior to the Effective Time, neither GranCare nor any of its Subsidiaries will, without the prior written consent of Vitalink which shall not be unreasonably withheld:

          (a) amend its Restated Articles of Incorporation (or other applicable charter document) or By-Laws, other than the charter and by-laws of SNFCo;

          (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of GranCare or its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of GranCare or its Subsidiaries, other than
       (i) pursuant to and in accordance with the terms of GranCare

       Options outstanding on the date hereof under the GranCare Option Plans listed in Section 4.15 of the GranCare Disclosure Statement or (ii) except as set forth in Schedule 5.01(b) of the GranCare Disclosure Schedule;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its Subsidiaries except as may be necessary to consummate the Restructuring or the Distribution;

          (d) except in the ordinary course of business and consistent with past practice (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned Pharmacy Subsidiaries in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than indebtedness, obligations, loans, advances or investments in any other person that are to be assigned to and assumed by SNFCo prior to the Effective Time and as to which GranCare will be relieved of liability with respect thereto prior to the Effective Time;

          (e) with respect to GranCare and its Pharmacy Subsidiaries, (i) increase in any manner the compensation of any of its directors or officers, except in the ordinary course of business and consistent with past practice or increase in any manner the compensation of any of its other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with any of its past or present employees relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its past or present employees; (iv) except to the extent permitted by the foregoing clause (i), enter into any contract, agreement or understanding with any of its past or present directors or officers; or (v) except in the ordinary course of business and consistent with past practice or as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan, arrangement or policy which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, health or group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof other than as contemplated by the Employee Benefits Matters Agreement (as defined in the Distribution Agreement);

          (f) except in the ordinary course of business and consistent with past practice, as disclosed in Section 5.01(f) of the GranCare Disclosure Statement or as otherwise expressly contemplated hereby or the Distribution Agreement, with respect to GranCare and its Pharmacy Subsidiaries sell, transfer, lease, license, pledge, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed;

          (g) except as otherwise expressly contemplated hereby, with respect to GranCare and its Pharmacy Subsidiaries enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent with past practice and having a term of no more than one year;

          (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practice except as expressly contemplated by this Agreement or the Distribution Agreement;

          (i) except as previously approved by GranCare prior to the date hereof and as identified to Vitalink prior to the date hereof, authorize or commit to make capital expenditures in excess of $200,000 for which GranCare or any of its Pharmacy Subsidiaries would be responsible subsequent to the Merger;

          (j) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to Vitalink;

          (k) maintain its books and records in a manner not in the ordinary course of business and consistent with past practice;

          (l) enter into any hedging, option, derivative or other similar transaction;

          (m) change any assumption underlying, or method of calculating, any bad debt, contingency, provision or other reserve;

          (n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than the collection in the ordinary course of business;

          (o) make any changes in their prior practices of allocating interest, corporate overhead, cost of legal, insurance and other staff functions or other inter-company charges; (p) make any changes in their current cash management practices; (q) cancel, compromise, settle or reduce any inter-company accounts except by the payment of cash for the full amount thereof; (r) permit any cash paid as the exercise price of outstanding GranCare Options to be retained by SNFCo or any of its Subsidiaries;

          (p) cancel any Pharmacy Agreement or amend, alter, waive or otherwise modify the terms thereof; and

          (q)  agree to do any of the foregoing.

          Section 5.02  Conduct of Business of Vitalink. Except as contemplated
                        -------------------------------
by this Agreement, the Voting Agreement, the Shareholder Agreement (as hereinafter defined) or the Vitalink Disclosure Statement or as expressly agreed to in writing by GranCare, during the period from the date of this Agreement to the Effective Time, Vitalink and its Subsidiaries will each conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or the Vitalink Disclosure Statement, prior to the Effective Time, neither Vitalink nor any of its Subsidiaries will, without the prior written consent of GranCare which shall not be unreasonably withheld:

          (a) amend its Certificate of Incorporation (or other applicable charter document) or By-Laws;

          (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of Vitalink or its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Vitalink or its Subsidiaries, other than pursuant to and in accordance with the terms of the Vitalink Option Plans listed in Section 3.14 of the Vitalink Disclosure Statement;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its Subsidiaries;

          (d) except in the ordinary course of business and consistent with past practice (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned Subsidiaries of Vitalink in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

          (e) (i) increase in any manner the compensation of any of its directors or officers, except in the ordinary course of business and consistent with past practice or increase in any manner the compensation of any of its other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with any of its past or present employees relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its past or present employees; (iv) except to the extent permitted by the foregoing clause (i), enter into any contract, agreement or understanding with any of its past or present directors or officers; or (v) except in the ordinary course of business and consistent with past practice or as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan, arrangement or policy which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, health or group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

          (f) except in the ordinary course of business and consistent with past practice or as otherwise expressly contemplated hereby, sell, transfer, lease, license, pledge, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed;

          (g) except as otherwise expressly contemplated hereby, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent with past practice and having a term of no more than one year;

          (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practice except as expressly contemplated by this Agreement;

          (i) except as previously approved by the Board of Directors of Vitalink prior to the date hereof and as identified to GranCare prior to the date hereof, authorize or commit to make capital expenditures in excess of $200,000;

          (j) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to Vitalink;

          (k) maintain its books and records in a manner not in the ordinary course of business and consistent with past practice;

          (l) enter into any hedging, option, derivative or other similar transaction;

          (m) change any assumption underlying, or method of calculating, any bad debt, contingency, provision or other reserve;

          (n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed

       (including accounts receivable) other than the collection in the ordinary course of business; or

          (o)  agree to do any of the foregoing.

          Section 5.03  No Solicitation by GranCare. (a) GranCare agrees that,
                        ---------------------------
prior to the Effective Time, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving GranCare or its Subsidiaries (except to the extent such merger, consolidation or other business combination relates exclusively to GranCare's Skilled Nursing Business), acquisition of all or a substantial portion of the assets or capital stock of GranCare and its Subsidiaries (except to the extent such acquisition relates exclusively to GranCare's Skilled Nursing Business) or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (a "GranCare Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than Vitalink or its affiliates) with respect to any GranCare Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. GranCare shall immediately advise Vitalink of any inquiries or proposals relating to a GranCare Acquisition Transaction.

          (b) Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for a GranCare Acquisition Transaction from a bona fide financially capable third party, GranCare may furnish non-public information to, and negotiate with, such third party only if (i) three business days' written notice shall have been given to Vitalink; and (ii)(A) GranCare's Board of Directors shall have been advised in writing by its investment banker that such third party is financially capable of consummating a GranCare Acquisition Transaction that would yield a higher value to GranCare's stockholders than will the Merger, (B) GranCare's Board of Directors shall have been advised, by the written opinion of outside counsel to GranCare, that any failure to provide such non-public information to, or negotiate with, such party would be inconsistent with GranCare's Board of Directors' fiduciary duties to the stockholders of GranCare (in providing such opinion GranCare's counsel may assume that California law is not materially different from Delaware law) and
(C) GranCare's Board of Directors in good faith, after weighing such advice, determines that taking such action is more likely than not to lead to a GranCare Acquisition Transaction with such third party that would yield a higher value to GranCare's stockholders than will the Merger and that failing to furnish such information, or to commence negotiations would be inconsistent with the Board's fiduciary duties.

          Section 5.04  No Solicitation by Vitalink. (a) Vitalink agrees that,
                        ---------------------------
prior to the Effective Time, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Vitalink or its Subsidiaries, acquisition of all or any substantial portion of the assets or capital stock of Vitalink and its Subsidiaries taken as a whole, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (an "Vitalink Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than GranCare or its affiliates) with respect to any Vitalink Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Vitalink shall immediately advise GranCare of any inquiries or proposals relating to an Vitalink Acquisition Transaction.

          (b) Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for an Vitalink Acquisition Transaction from a bona fide financially capable third party, Vitalink may furnish non-public information to, and negotiate with, such third party only if (i) three business days' written notice shall have been given to GranCare; and (ii)(A) Vitalink's Board of Directors shall have been advised in writing by its investment banker that such third party is financially capable of consummating an Vitalink Acquisition Transaction that would yield a higher value to Vitalink's stockholders than will the Merger, (B) Vitalink's Board of Directors shall have been advised, by the written opinion of outside counsel to Vitalink, that any failure to provide such non-public information to, or negotiate with, such party would be inconsistent with GranCare's Board of Directors' fiduciary duties to the stockholders of Vitalink and (C) Vitalink's Board of Directors in good faith, after weighing such advice, determines that taking such action is more likely than not to lead to an Vitalink Acquisition Transaction with such third party that would yield a higher value to Vitalink's stockholders than will the

Merger and that failing to furnish such information, or to commence negotiations would be inconsistent with the Board's fiduciary duties.

          Section 5.05  Access to Information.  (a)  From the date of this
                        ---------------------
Agreement until the Effective Time, GranCare will give Vitalink and its authorized representatives (including counsel, environmental and other consultants, accountants, auditors, and intellectual property counsel and agents) reasonable access in light of the terms of this Agreement during normal business hours to all facilities, personnel and operations and to all books and records of GranCare and its Subsidiaries, will permit Vitalink to make such inspections as it may reasonably require (including without limitation any air, water or soil testing or sampling deemed necessary by it) and will cause its officers and those of its Subsidiaries to furnish Vitalink with such financial and operating data and other information with respect to the businesses and properties of GranCare and its Subsidiaries as Vitalink may from time to time reasonably request.

          (b) From the date of this Agreement until the Effective Time, Vitalink will give GranCare and its authorized representatives (including counsel, environmental and other consultants, accountants, auditors, and intellectual property counsel and agents) reasonable access in light of the terms of this Agreement during normal business hours to all facilities, personnel and operations and to all books and records of Vitalink and its Subsidiaries, will permit GranCare to make such inspections as it may reasonably require (including without limitation any air, water or soil testing or sampling deemed necessary by them) and will cause its officers and those of its Subsidiaries to furnish GranCare with such financial and operating data and other information with respect to the businesses and properties of Vitalink and its Subsidiaries as GranCare may from time to time reasonably request.

          Section 5.06  Registration Statement and Proxy Statement.  GranCare
                        ------------------------------------------
shall file with the SEC as soon as is reasonably practicable after the date hereof the SNFCo Registration Document and the Proxy Statement and Vitalink shall file with the SEC the Vitalink Information Statement and the Registration Statement in which the Proxy Statement shall be included. Vitalink and GranCare shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC and the Proxy Statement and the Vitalink Information Statement cleared by the staff of the SEC as promptly as practicable. GranCare shall use all commercially reasonable efforts to have the SNFCo Registration Document declared effective by the SEC. Vitalink shall also take any action required to be taken under applicable state blue sky or securities laws in connection with shares of Vitalink Common Stock to be issued as Closing Consideration. Vitalink and GranCare shall promptly furnish to each other all information, and take such other actions (including without limitation using all commercially reasonable efforts to provide any required consents of their respective independent auditors and investment banking advisors), as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences of this Section 5.06.

          Section 5.07  Commercially Reasonable Efforts; Other Actions.  (a)
                        ----------------------------------------------
Subject to the terms and conditions provided in this Agreement and the Distribution Agreement, Vitalink and GranCare shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Distribution Agreement, including, without limitation, (i) the filing of Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and using all commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation, (ii) the obtaining of all necessary consents, approvals or waivers, and (iii) the lifting of any legal bar to the Merger or the Distribution. Vitalink shall not take any action which would cause GranCare to fail to perform its obligations hereunder or under the Distribution Agreement. GranCare shall not take any action which would cause Vitalink to fail to perform its obligations hereunder or under the Distribution Agreement.

          (b) GranCare shall use all commercially reasonable efforts to cause to be delivered to Vitalink a comfort letter of its independent auditors, dated a date within two business days of the effective date of the Registration Statement, in form reasonably satisfactory to Vitalink and customary in scope and substance for such letters in connection with similar registration statements.

          (c) Vitalink shall use all commercially reasonable efforts to cause to be delivered to GranCare a comfort letter of its independent auditors, dated a date within two business days of the effective date of the Registration Statement, in form reasonably satisfactory to GranCare and customary in scope and substance for such letters in connection with similar registration statements.

          Section 5.08  Public Announcements.  Before issuing any press release
                        --------------------
or otherwise making any public statement with respect to the Merger, the Distribution or any of the other transactions contemplated hereby, Vitalink and GranCare will consult with, and obtain the consent of, each other as to its form and substance and shall not issue any such press release or make any such public statement prior to obtaining such consent, except as may be required by law or pursuant to any order of any court or governmental agency, tribunal or regulatory authority.

          Section 5.09  Notification of Certain Matters.  Each of GranCare and
                        -------------------------------
Vitalink shall give prompt notice to the other party of any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by GranCare, Vitalink or any of their respective Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, which could be reasonably expected to have a GranCare Material Adverse Effect or Vitalink Material Adverse Effect. Each of GranCare and Vitalink shall give prompt notice to the other party of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger, the Distribution or any other transactions contemplated by this Agreement or the Distribution Agreement, or (b) any GranCare Material Adverse Effect or Vitalink Material Adverse Effect.

          Section 5.10  Indemnification.  (a)  Vitalink shall cause the
                        ---------------
Surviving Corporation to indemnify, defend and hold harmless the present and former directors and officers of GranCare against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) permitted or required under applicable law and GranCare's Restated Articles of Incorporation and By-Laws in effect at the date hereof.

          (b) For a period of three years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by GranCare (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however,
                                    --------  -------
that if the premiums with respect to such insurance exceed 150% of the annual premiums paid as of the date hereof by GranCare for such insurance, the Surviving Corporation shall be obligated to purchase directors' and officers' liability insurance with the maximum coverage as can be obtained at an annual premium equal to 150% of the annual premiums paid by GranCare as of the date hereof.

          Section 5.11  Expenses.  Except as set forth in Section 10.05,
                        --------
Vitalink, on the one hand, and GranCare, on the other hand, shall bear their respective expenses incurred in connection with the Merger and the Distribution, including, without limitation, the preparation, execution and performance of this Agreement, the Distribution Agreement and the transactions contemplated hereby and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that expenses incurred in printing, mailing and filing (including without limitation, SEC filing fees, fees related to any state securities or "blue sky" laws and stock exchange listing application fees) the Proxy Statement, the Vitalink Information Statement, the SNFCo Reorganization Document and the Registration Statement shall be shared equally by GranCare and Vitalink; provided, however, that SNFCo
                                                  --------  -------
will bear one half of the premiums associated with the directors' and officers' insurance referred to in Section 5.10(b) hereof and all of GranCare's legal fees and expenses and the fees and expenses associated with obtaining the fairness opinion referred to in Section 4.33 hereof.

          Section 5.12  Stock Exchange Listings.  Vitalink shall use all
                        -----------------------
commercially reasonable efforts to have the Vitalink Common Stock to be issued in connection with the Merger authorized for quotation on NASDAQ or listed on the New York Stock Exchange subject to notice of issuance.

          Section 5.13  GranCare and Subsidiary Actions.  (a)  GranCare shall
                        -------------------------------
not take or omit to take, and shall not cause or permit any of its subsidiaries to take or omit to take, any action which would cause a breach of any representation or warranty of GranCare contained in this Agreement or the Distribution Agreement such that the Closing condition set forth in Section 7.01 would not be satisfied.

          (b) GranCare shall not and shall not authorize or permit any of its Subsidiaries or any of its Subsidiaries' directors, officers, employees, agents or representatives to amend, modify, waive or withdraw any term of, the Distribution Agreement prior to the Effective Time which amendment, modification, waiver or withdrawal could, directly or indirectly, reasonably be expected to have an adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Surviving Corporation following the Merger without the prior written consent of Vitalink.

          Section 5.14  Vitalink and Subsidiary Actions.  Vitalink shall not
                        -------------------------------
take or omit to take, and shall not cause or permit any of its subsidiaries to take or omit to take, any action which would cause a breach of any representation or warranty of Vitalink contained in this Agreement such that the Closing condition set forth in Section 8.01 would not be satisfied.

          Section 5.15  Environmental Matters.  (a)  GranCare shall promptly
                        ---------------------
provide Vitalink with any Environmental Notices it receives and shall make all filings and take all actions necessary to materially comply with all Environmental Laws, including but not limited to those applicable to the Merger and other non-routine transactions contemplated hereby. GranCare shall keep Vitalink informed of all actions taken in connection with the foregoing and all such actions shall be on terms and conditions satisfactory to Vitalink whose consent to such actions shall not be unreasonably withheld.

          (b) Vitalink shall promptly provide GranCare with any Environmental Notices it receives and shall make all filings and take all actions necessary to materially comply with all Environmental Laws, including but not limited to those applicable to the Merger and other transactions contemplated hereby. Vitalink shall keep GranCare informed of all non-routine actions taken in connection with the foregoing and all such actions shall be on terms and conditions satisfactory to GranCare whose consent to such actions shall not be unreasonably withheld.

          Section 5.16  Actions Regarding Outstanding Debt.  Prior to the
                        ----------------------------------
Effective Time, GranCare agrees to use all commercially reasonable efforts to
(i) call for redemption all of the outstanding 6 1/2% Convertible Subordinated Debentures due 2003 (the "Debentures") that are issued and outstanding immediately prior to the Effective Time in accordance with the terms of the Indenture dated January 29, 1993 between GranCare and First Fidelity Trust Company, New York (the "Indenture"), (ii) obtain the consent (the "Consent") of the holders of GranCare's outstanding 9 3/8% Senior Subordinated Notes due 2005 (the "Notes") to the Restructuring and the Merger (including the assumption by the Surviving Corporation of GranCare's obligations under the Notes and under the Indenture, dated as of September 15, 1995, between GranCare and Marine Midland Bank, governing the Notes (the "Note Indenture")) as well as the other transactions contemplated hereby which Consent shall be in form and substance reasonably satisfactory to Vitalink, and (iii) obtain all necessary consents, approvals, waivers or other agreements by the holders of other indebtedness of GranCare to the assignment to and the assumption by SNFCo of such indebtedness at the time of the Distribution.

                                  ARTICLE VI.

             CONDITIONS TO THE OBLIGATIONS OF VITALINK AND GRANCARE

          The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

          Section 6.01 Registration Statements. The Registration Statement and
                       -----------------------
the SNFCo Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement and the SNFCo Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or blue sky authorizations for the Merger and the Distribution shall have been received.

          Section 6.02  Stockholder Approval.  The approval of the Merger and
                        --------------------
the Distribution, including the execution and performance of this Agreement, the Distribution Agreement and all of the transactions contemplated hereby or thereby shall be approved by a majority of the outstanding shares of GranCare Common Stock cast at the Special Meeting or any adjournment thereof shall have been obtained.

          Section 6.03  Listings.  The Vitalink Common Stock issuable in the
                        --------
Merger shall have been authorized for quotation on NASDAQ or listed on the New York Stock Exchange subject to official notice of issuance.

          Section 6.04  Certain Proceedings.  No writ, order, decree or
                        -------------------
injunction of a court of competent jurisdiction or governmental entity shall have been entered against Vitalink or GranCare which, and no proceedings therefor shall have been threatened or commenced by any governmental entity which seek to, prohibit or restrict the consummation of the Merger or the Distribution or would otherwise restrict Vitalink's or the Surviving Corporation's exercise of full rights to own and operate the Institutional Pharmacy Business of GranCare.

          Section 6.05  Consents and Approvals.  All necessary consents and
                        ----------------------
approvals of, and notifications and disclosures to, and filings and registrations with, any United States or any other governmental authority or any other third party required for the consummation of the Merger and the other transactions contemplated hereby (including without limitation any consents, approvals, notifications, disclosures, filings and registrations required under any Environmental Law) shall have been obtained except where failure to obtain such consents or approvals would not, singly or in the aggregate with all such other failures, have an Vitalink Material Adverse Effect, and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          Section 6.06  Distribution. (i) The Distribution Agreement shall have
                        ------------
been approved by a majority of GranCare's shareholders at the Special Meeting;
(ii) the Distribution Agreement shall have been executed and shall be in full force and effect on and as of the Effective Time; and (iii) the Distribution shall have been completed.

          Section 6.07  Dissenting Shares.  Holders of not more than 5% of the
                        -----------------
GranCare Common Stock issued and outstanding as of the record date for the Special Meeting shall have demanded payment pursuant to the provisions of
Section 1300 of the California Act.

          Section 6.08  Opinions.  (a)GranCare and Vitalink shall have received
                        --------
opinions of Powell, Goldstein, Frazer & Murphy and Cahill Gordon & Reindel, reasonably acceptable to GranCare and Vitalink, to the effect that:

        (i) the distribution of the SNFCo Common Stock will be tax-free for federal income tax purposes to GranCare under Section 355(c)(1) of the Code and to the stockholders of GranCare under Section 355(a) of the Code;

        (ii) the Restructuring will be tax-free for federal income tax purposes under Sections 361(a)l and 368(a)(1)(D) of the Code;

        (iii) the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code; and

        (iv) Vitalink and GranCare will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code with respect to the Merger.

               (b) The respective counsels of GranCare and Vitalink shall have each delivered an opinion covering the matters set forth on Exhibit G hereto.

          Section 6.09  Existing Indebtedness.  The Debentures shall have been
                        ---------------------
called for redemption in accordance with the Indenture and GranCare shall have obtained the Consent in form and substance reasonably satisfactory to GranCare and Vitalink.

                                  ARTICLE VII.

                   CONDITIONS TO THE OBLIGATIONS OF VITALINK

          The obligation of Vitalink to effect the Merger and to perform its other obligations to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by Vitalink:

          Section 7.01  Representations and Warranties True.  The
                        -----------------------------------
representations and warranties of GranCare contained herein and in the Distribution Agreement (without regard to any materiality exceptions or provisos contained in this Agreement or the Distribution Agreement) shall be true and correct in all respects on the date of this Agreement, the date of the Distribution Agreement and the Closing Date as though such representations and warranties were made at and on such date, except (i) for those untruths or inaccuracies which would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect and (ii) for changes expressly permitted or contemplated by this Agreement or the Distribution Agreement.

          Section 7.02  Performance. GranCare shall have performed and complied
                        -----------
in all material respects with all agreements, obligations and conditions required by this Agreement and the Distribution Agreement to be performed or complied with by it on or prior to the Closing Date except for those failures to so perform or comply which would not, singly or in the aggregate, reasonably be expected to have a GranCare Material Adverse Effect.

          Section 7.03  Certificates.  GranCare shall furnish such certificates
                        ------------
of its officers to evidence compliance with the conditions set forth in Sections 7.01, 7.02 and 7.04 as may be reasonably requested by Vitalink.

          Section 7.04  Material Adverse Change.  There shall not have occurred
                        -----------------------
since December 31, 1995 any event, condition, change, occurrence or circumstance which has had or is reasonably likely to have, singly or in the aggregate, a GranCare Material Adverse Effect.

          Section 7.05  Pharmacy Financial Statements.  GranCare shall have
                        -----------------------------
delivered audited financial statements of the Institutional Pharmacy Business audited by GranCares existing independent auditors which financial statements do not reflect (i) reductions in the carrying values of assets, or increases in the carrying values of the liabilities, as at May 31, 1996, of the Institutional Pharmacy Business on a pro forma basis, in the aggregate of more than $2,000,000 as compared to such carrying values as shown on the balance sheet of the Institutional Pharmacy Business as at May 31, 1996 included in the GranCare Disclosure Statement, (ii) a decrease of more than $500,000 in earnings before interest, taxes, depreciation and amortization (as such terms are defined in generally accepted accounting principles consistently applied by GranCare, "EBITDA") for the twelve-month period ending December 31, 1995, or a decrease of more than $250,000 in the EBITDA for the five-month period ending May 31, 1996, on a pro forma basis as compared to the EBITDAs for the same periods shown on the unaudited statements of income included in the GranCare Disclosure Statement.

          Section 7.06  Auditors' Letter.  Vitalink shall have received from
                        ----------------
GranCare's independent auditors a letter dated the Closing Date confirming the matters set forth in the letter contemplated by Section 5.07(b).

                                 ARTICLE VIII.

                   CONDITIONS TO THE OBLIGATIONS OF GRANCARE

          The obligations of GranCare under this Agreement to effect the Merger shall be subject to the fulfillment on or before the Closing Date of each of the following additional conditions, any one or more of which may be waived by
GranCare:

          Section 8.01  Representations and Warranties True.  The
                        -----------------------------------
representations and warranties of Vitalink contained herein (without regard to any materiality exceptions or provisos therein) shall be true and correct in all material respects on the date of this Agreement and the Closing Date as though such representations and warranties were made at and on such date, except (i) for those untruths or inaccuracies which would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect and (ii) for changes permitted or contemplated by this Agreement.

          Section 8.02  Performance. Vitalink shall have performed and complied
                        -----------
in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date except for those failures to so perform or comply which would not, singly or in the aggregate, reasonably be expected to have an Vitalink Material Adverse Effect.

          Section 8.03  Certificates.  Vitalink shall furnish such certificates
                         ------------
of its officers to evidence compliance with the conditions set forth in Sections 8.01, 8.02 and 8.04 as may be reasonably requested by GranCare.

          Section 8.04  Material Adverse Change.  There shall not have occurred
                        -----------------------
since May 31, 1996 any event, condition, change, occurrence or circumstance which has had or is reasonably likely to have, singly or in the aggregate, an Vitalink Material Adverse Effect.

          Section 8.05  Shareholders Agreement.  Parent and Vitalink shall have
                        ----------------------
executed the Shareholder's Agreement in the form attached hereto as Exhibit D and each such party shall have performed and complied with its obligations under the Shareholders Agreement.

          Section 8.06  Auditors' Letter.  GranCare shall have received from
                        ----------------
Vitalink's independent auditors a letter dated the Closing Date confirming the matters set forth in the letter contemplated by Section 5.07(c).

                                  ARTICLE IX.

                                    CLOSING

          Section 9.01  Time And Place.  Subject to the provisions of Articles
                        --------------
VI, VII, VIII and X, the closing of the Merger (the "Closing") shall take place at the offices of Cahill Gordon & Reindel, as soon as practicable but in no event later than 9:30 A.M., local time, on the first business day after the date on which each of the conditions set forth in Articles VI, VII and VIII have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as Vitalink and GranCare may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

          Section 9.02  Filings at the Closing.  Subject to the provisions of
                        ----------------------
Articles VI, VII, VIII and X hereof, GranCare, and Vitalink shall cause to be executed at the Closing the Certificate of Merger and the Certified Agreement and shall cause the Certificate of Merger to be filed and recorded in accordance with the applicable provisions of the Delaware Act and shall cause the Certified Agreement to be filed in accordance with the applicable provisions of the California Act and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE X.

                          TERMINATION AND ABANDONMENT

          Section 10.01  Termination.  This Agreement may be terminated and the
                         -----------
Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the stockholders of GranCare:

          (a) by mutual consent of the Boards of Directors of Vitalink and GranCare;

          (b) by either Vitalink or GranCare if, without fault of such terminating party, the Merger shall not have been consummated on or before December 31, 1996, which date may be extended by mutual consent of the parties hereto;

          (c) by either Vitalink or GranCare, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Distribution, and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d) by either Vitalink or GranCare, if the approval of a majority of the outstanding shares of GranCare Common Stock cast at the Special Meeting or any adjournment thereof is not obtained with respect to each of the Merger and the Distribution.

Notwithstanding anything contained in clause (b) of this Section 10.01, in the event the Registration Statement or the SNFCo Registration Document has not been declared effective by the SEC by November 1, 1996, then the date referred to in clause (b) of this Section shall be automatically extended for a period of two months from the later of the declaration of effectiveness by the SEC of the Registration Statement or SNFCo Registration Document but in no event shall such date be extended to a date later than three months from the date referenced in clause (b) of this section.

          Section 10.02  Termination by Vitalink.  This Agreement may be
                         -----------------------
terminated and the Merger may be abandoned by action of the Board of Directors of Vitalink, at any time prior to the Effective Time, before or after the approval by the stockholders of Vitalink, if (a) GranCare shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I and V of this Agreement to be complied with or performed by GranCare at or prior to such date of termination, (b) there exists a breach or breaches of any representation or warranty of GranCare contained in this Agreement or the Distribution Agreement such that the Closing condition set forth in Section 7.01 would not be satisfied; provided, however, that if such
                                              --------  -------
breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to GranCare of written notice of such breach or breaches, (c) GranCare shall have furnished or disclosed non-public information to, or commenced negotiations with, a third party with respect to a GranCare Acquisition Transaction or shall have resolved to do either of the foregoing and publicly disclosed such resolution, (d) the Board of Directors of GranCare shall have withdrawn, changed, modified in any manner or taken action inconsistent with its recommendation of the Distribution Agreement, the Distribution, this Agreement, the Merger or the other transactions contemplated hereby or thereby or shall have resolved to do any of the foregoing and publicly disclosed such resolution; or (e) a definitive agreement with respect to an Vitalink Business Combination Transaction (as hereinafter defined) shall have been negotiated and Vitalink's Board of Directors (i) shall have been advised (A) in writing by its investment banker that such Vitalink Business Combination Transaction (as hereinafter defined) would yield a higher value to Vitalink's stockholders than would the Merger and the other party to such agreement is financially capable of consummating such Vitalink Business Combination Transaction (as hereinafter defined) and (B) by the written opinion of outside counsel to Vitalink that failure to terminate this Agreement would be inconsistent with such Board's fiduciary duties to the stockholders of Vitalink, and (ii) after weighing such advice, shall determine in good faith that failure to terminate this Agreement would be inconsistent with such Board's fiduciary duties; provided, however,
                                                          --------  -------
that five business days prior written notice shall have been given to GranCare (which notice shall include the material terms and conditions and financing arrangements of, and the identity of the third party proposing, the Vitalink Business Combination Transaction (as hereinafter defined)) and that prior to terminating this Agreement Vitalink shall have made all the Vitalink Payments required by the terms of Section 10.05(c) hereof.

          Section 10.03  Termination by GranCare.  This Agreement may be
                         -----------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of GranCare, by action of the Board of the Directors of GranCare, if (a) Vitalink shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I and V of this Agreement to be complied with or performed by Vitalink at or prior to such date of termination, (b) there exists a breach or breaches of any representation or warranty of Vitalink contained in this Agreement such that the Closing condition set forth in Section 8.01 would not be satisfied; provided, however, that if such breach or breaches are capable of
           --------  -------
being cured prior to the Effective Time, such breaches shall not be cured within 15 calendar days of delivery to Vitalink of written notice of such breach or breaches, (c) Vitalink shall have furnished or disclosed non-public information to, or commenced negotiations with, a third party with respect to an Vitalink Acquisition Transaction or shall have resolved to do either of the foregoing and publicly disclosed such resolution or (d) the Board of Directors of Vitalink shall have withdrawn, changed, modified in any manner or taken action inconsistent with its recommendation of the Distribution Agreement, the Distribution, this Agreement, the Merger or the other transactions contemplated hereby or thereby or shall have resolved to do any of the foregoing and publicly disclosed such resolution, (e) a definitive agreement with respect to a GranCare Business Combination Transaction (as hereinafter defined) shall have been negotiated and GranCare's Board of Directors (i) shall have been advised (A) in writing by its investment banker that such GranCare Business Combination Transaction (as hereinafter defined) could yield a higher value to GranCare's stockholders than will the Merger and the other party to such agreement is financially capable of consummating such GranCare Business Combination Transaction (as hereinafter defined) and (B) by the written opinion of outside counsel to GranCare that failure to terminate this agreement would be inconsistent with the Board's fiduciary duties to the stockholders of GranCare (in providing such opinion outside counsel to GranCare may assume that California law is not materially different from Delaware law), and (ii) after weighing such advice, shall determine in good faith that failure to terminate this Agreement would be inconsistent with the Board's fiduciary duties; provided, however, that five business days prior written notice shall have been
--------  -------
given to Vitalink (which notice shall include the material terms and conditions, and financing arrangements of, and the identity of the third party proposing, the GranCare Business Combination Transaction (as hereinafter defined)) and that prior to terminating this Agreement GranCare shall have made all the GranCare Payments required by the terms of Section 10.05(b) hereof, or (f) Parent shall have breached its obligations pursuant to Section 1.2 of the Voting Agreement.

          Section 10.04  Procedure for Termination.  In the event of termination
                         -------------------------
and abandonment of the Merger by Vitalink or GranCare pursuant to this Article X, written notice thereof shall forthwith be given to the other.

          Section 10.05  Effect of Termination and Abandonment.  (a)  In the
                         -------------------------------------
event of termination of this Agreement and abandonment of the Merger pursuant to this Article X, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 5.11 and this Section 10.05 and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

          (b) In the event of (i) a termination of this Agreement pursuant to
Section 10.01(b), (c) or (d) and if prior thereto any person shall have made a bona fide proposal concerning a GranCare Business Combination Transaction (as hereinafter defined) or (ii) any termination of this Agreement by Vitalink pursuant to Section 10.02(a), (b), (c) or (d) or any termination of this Agreement by GranCare pursuant to Section 10.03(e), then GranCare shall promptly pay Vitalink by wire transfer of immediately available funds to an account specified by Vitalink up to $2.5 million for all documented fees and expenses incurred by Vitalink (including the fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby. In the event of a termination of this Agreement pursuant to Section 10.03(e), GranCare shall be obligated to pay Vitalink an additional fee of $17.5 million (the "GranCare Termination Payment") payable prior to and as a condition of such termination as follows: (i) $7.5 million promptly by wire transfer of immediately available funds to an account specified by Vitalink and (ii) $10 million by either, at GranCare's discretion, (x) delivery to Vitalink of an irrevocable letter of credit for $10 million or (y) deposit of $10 million in immediately available funds to an escrow, in the case of each of clause (x) and (y) on terms satisfactory to Vitalink with payment of such $10 million to be made to Vitalink in immediately available funds immediately prior to and as a condition of effecting the GranCare Business Combination Transaction contemplated by such definitive agreement (the amount of such payments and the manner specified herein for making such payments, the "GranCare Payments"). To the extent a GranCare Termination Payment has not already become payable and been paid and if, prior to any termination pursuant to Section 10.01(b), (c) or
(d) or 10.02(a), (b), (c) or (d), any person shall have submitted a bona fide proposal concerning a GranCare Business Combination Transaction and within eighteen months after the termination of this Agreement, GranCare or any of its Subsidiaries proposes to enter into a definitive agreement with a third party with respect to a GranCare Business Combination Transaction or a GranCare Business Combination Transaction is proposed to be effected, then GranCare, prior to entering into any such definitive agreement or any such GranCare Business Combination Transaction being effected, shall be obligated to pay Vitalink an additional fee of $17.5 million payable as follows:
(i) in the case of the proposed execution of a definitive agreement for a GranCare Business Combination Transaction, prior to and as a condition of entering into such definitive agreement, GranCare shall have made all the GranCare Payments and (ii) in the case of a GranCare Business Combination Transaction proposed to be effected without any agreement, prior to and as a condition of effecting such GranCare Business Combination Transaction, GranCare shall promptly pay Vitalink $17.5 million by wire transfer of immediately available funds to an account specified by Vitalink. As used in this Section 10.05, the term "GranCare Business Combination Transaction" shall mean any of the following involving GranCare or any Pharmacy Subsidiary that is material to the business, results of operation, prospects or financial condition of the Institutional Pharmacy Business taken as a whole: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger) including the Skilled Nursing Business; (2) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of GranCare (other than assets related to the Skilled Nursing Business) and its Pharmacy Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (3) the acquisition by a person or entity, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 33 1/3% or more of GranCare Common Stock, whether by tender offer, exchange offer or otherwise.

          (c) In the event of (i) a termination of this Agreement pursuant to
Section 10.01(b), (c) or (d) and if prior thereto any person shall have made a bona fide proposal concerning an Vitalink Business Combination Transaction (as hereinafter defined) or (ii) any termination of this Agreement by GranCare pursuant to Section 10.03(a), (b), (c), (d) or (f) or any termination of this Agreement by Vitalink pursuant to Section 10.02(e), then Vitalink shall promptly pay GranCare by wire transfer of immediately available funds to an account specified by GranCare up to $2.5 million for all documented fees and expenses incurred by GranCare (including the fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement, the

Distribution Agreement and the transactions contemplated hereby or thereby. In the event of a termination of this Agreement pursuant to Section 10.02(e) Vitalink shall be obligated to pay GranCare an additional fee of $17.5 million (the "Vitalink Termination Payment") payable prior to and as a condition of such termination as follows: (i) $7.5 million promptly by wire transfer of immediately available funds to an account specified by GranCare, (ii) $10 million by either, at Vitalink's discretion, (x) delivery to GranCare of an irrevocable letter of credit for $10 million or (y) deposit of $10 million in immediately available funds to an escrow, in the case of each of clause (x) and
(y) on terms satisfactory to GranCare with payment of such $10 million to be made to GranCare in immediately available funds immediately prior to and as a condition of effecting the Vitalink Business Combination Transaction contemplated by such definitive agreement (the amount of such payments and the manner specified herein for making such payments, the "Vitalink Payments"). To the extent an Vitalink Termination Payment has not already become payable and been paid and if, prior to any termination pursuant to Section 10.01(b), (c) or
(d) or 10.03(a), (b), (c), (d) or (f), any person shall have submitted a bona fide proposal concerning an Vitalink Business Combination Transaction and within eighteen months after the termination of this Agreement, Vitalink or any of its Subsidiaries proposes to enter into a definitive agreement with a third party with respect to a Vitalink Business Combination Transaction or a Vitalink Business Combination Transaction is proposed to be effected, then Vitalink, prior to entering into any such definitive agreement or any such Vitalink Business Combination Transaction being effected, shall be obligated to pay GranCare an additional fee of $17.5 million payable as follows: (i) in the case of the proposed execution of a definitive agreement for an Vitalink Business Combination Transaction, prior to and as a condition of entering into such definitive agreement, Vitalink shall have made all the Vitalink Payments and
(ii) in the case of an Vitalink Business Combination Transaction proposed to be effected without any agreement, prior to and as a condition of effecting such Vitalink Business Combination Transaction, Vitalink shall promptly pay GranCare $17.5 million by wire transfer of immediately available funds to an account specified by GranCare. As used in this Section 10.05, the term "Vitalink Business Combination Transaction" shall mean any of the following involving Vitalink or any Subsidiary that is material to the business, results of operation, prospects or financial condition of Vitalink and its Subsidiaries taken as a whole: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger); (2) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of Vitalink and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (3) the acquisition by a person or entity, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 33 1/3% or more of Vitalink Common Stock, whether by tender offer, exchange offer or otherwise.

                                  ARTICLE XI.

                                  DEFINITIONS

          Section 11.01  Terms Defined in This Agreement.  The following
                         -------------------------------
capitalized terms used herein shall have the meanings ascribed in the indicated sections.


   Affiliates.................................  4.07
   Agreement..................................  First Paragraph
   Amendment..................................  1.03
   Antitrust Division.........................  5.07
   Average Market Value.......................  2.04
   California Act.............................  1.01
   CERCLA.....................................  3.27
   Certificate of Merger......................  1.02
   Certificates...............................  2.02
   Certified Agreement........................  1.02
   Closing....................................  9.01
   Closing Consideration......................  2.01
   Closing Date...............................  9.01
   COBRA......................................  3.26
   Code.......................................  3.25
   Consent....................................  5.16
   Constituent Corporations...................  First Paragraph
   Debenture..................................  5.16
   Delaware Act...............................  1.01
   Dissenting Shares..........................  2.01
   Distribution...............................  Recitals
   Distribution Agreement.....................  Recitals
   Effective Time.............................  1.02
   Environment................................  3.27
   Environmental Authorizations...............  3.27
   Environmental Laws.........................  3.27
   Environmental Notice.......................  3.27
   ERISA......................................  3.26
   ERISA Affiliate............................  3.26
   Exchange Act...............................  3.08
   Exchange Ratio.............................  2.01
   Vitalink...................................  First Paragraph
   Vitalink Acquisition Transaction...........  5.04
   Vitalink Balance Sheet.....................  3.18



   Vitalink Business Combination Transaction..  10.05
   Vitalink Common Stock......................  2.01
   Vitalink Compensation and Benefit Plans....  3.03
   Vitalink Contracts.........................  3.03
   Vitalink Disclosure Statement..............  Article III
   Vitalink Information Statement.............  3.08
   Vitalink Licenses..........................  3.07
   Vitalink Material Adverse Effect...........  3.01
   Vitalink Option Plans......................  3.14
   Vitalink Options...........................  3.14
   Vitalink Payments..........................  10.05
   Vitalink Pension Benefit Plans.............  3.26
   Vitalink Permitted Encumbrance.............  3.18
   Vitalink Pharmacy Contracts................  3.31
   Vitalink Preferred Stock...................  3.14
   Vitalink SEC Reports.......................  3.10
   Vitalink Termination Payment...............  10.05
   Vitalink Welfare Plans.....................  3.26
   Foreign Plan...............................  3.26
   FTC........................................  5.07
   Hazardous Material.........................  3.27
   HSR Act....................................  3.03
   Indenture..................................  5.16
   Institutional Pharmacy Business............  Recitals
   Intellectual Property Rights...............  3.24
   IRS........................................  3.26
   Merger.....................................  1.01
   Multiemployer Plan.........................  3.26
   NASDAQ.....................................  2.02
   Note Indenture.............................  5.16
   Parent.....................................  Recitals
   PBGC.......................................  3.26
   Pharmacy Agreement.........................  4.32
   Pharmacy Subsidiaries......................  4.01
   Proxy Statement............................  4.09
   Registration Statement.....................  3.08
   Restructuring..............................  Recitals
   GranCare...................................  First Paragraph
   GranCare Acquisition Transaction...........  5.03
   GranCare Balance Sheet.....................  4.19
   GranCare Business Combination
     Transaction..............................  10.05
   GranCare Common Stock......................  2.01
   GranCare Compensation and Benefit Plans....  4.03
   GranCare Contract..........................  4.03
   GranCare Disclosure Statement..............  Article IV
   GranCare Licenses..........................  4.08
   GranCare Material Adverse Effect...........  4.01



   GranCare Option Plans......................  4.15
   GranCare Options...........................  4.15
   GranCare Payments..........................  10.05
   GranCare Pension Benefit Plans.............  4.27
   GranCare Permitted Encumbrance.............  4.19
   GranCare Pharmacy Contracts................  4.32
   GranCare Preferred Stock...................  4.15
   GranCare SEC Reports.......................  4.11
   GranCare Termination Payment...............  10.05
   GranCare Welfare Plans.....................  4.27
   SEC........................................  3.08
   Securities Act.............................  3.08
   Shareholders Agreement.....................  8.02
   Skilled Nursing Assets.....................  Recitals
   Skilled Nursing Business...................  4.01
   Skilled Nursing Liabilities................  Recitals
   Special Meeting............................  1.05
   SNFCo......................................  Recitals
   SNFCo Registration Document................  4.09
   SNFCo Stock................................  Recitals
   Stockholder Approval.......................  1.05
   Subsidiary.................................  12.09
   Surviving Corporation......................  1.01
   Tax Returns................................  3.25
   Taxes......................................  3.25
   Voting Agreement...........................  Recitals

                                  ARTICLE XII.

                                 MISCELLANEOUS

        Section 12.01  Amendment and Modification.  Subject to applicable law,
                       --------------------------
this Agreement may be amended, modified or supplemented only by written agreement of Vitalink and GranCare at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after
                                               --------  -------
this Agreement is adopted by the stockholders of GranCare, no such amendment or modification shall change the amount or form of the Closing Consideration.

        Section 12.02  Waiver of Compliance; Consents.  Any failure of Vitalink,
                       ------------------------------
on the one hand, or GranCare, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by GranCare or Vitalink, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.02.

        Section 12.03  Survivability; Investigations.  The respective
                       -----------------------------
representations and warranties of Vitalink and GranCare contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Closing.

        Section 12.04  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested) with first class postage prepaid, or telecopied with written machine generated confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

        (a)  if to GranCare, to

             GranCare, Inc.
             One Ravinia Drive
             Suite 1500
             Atlanta, GA 30346
             Telecopy:  (770) 698-8199

             Attention: Evrett W. Benton, Esq.

             with a copy to

             Powell, Goldstein, Frazer & Murphy
             16th floor
             191 Peachtree Street, N.E.
             Atlanta, GA  30303
             Telecopy:  (404) 572-5958

             Attention: Richard H. Miller, Esq.

        (b)  if to Vitalink, to

             Vitalink Pharmacy Services, Inc.
             10750 Columbia Pike
             Silver Spring, MD 20901
             Telecopy:  (301) 905-4007

             Attention: James H. Rempe, Esq.

             with a copy to

             Cahill Gordon & Reindel
             80 Pine Street
             New York, New York  10005
             Telecopy:  (212) 269-5420

             Attention:  W. Leslie Duffy, Esq.

        Section 12.05  Assignment.  This Agreement and all of the provisions
                       ----------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer any rights or remedies hereunder upon any other person except the parties hereto and, with respect to
Section 5.10, the officers and directors of GranCare.

        Section 12.06  Governing Law.  Except as the laws of the State of
                       -------------
California are by their terms applicable, this Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

        Section 12.07  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 12.08  Severability.  In case any one or more of the provisions
                       ------------
contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

        Section 12.09  Interpretation.  The article and section headings
                       --------------
contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and (ii) the term "Subsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors is directly or indirectly beneficially owned by such specified corporation or any other person of which a majority of the equity interests therein is, directly or indirectly, owned by such specified corporation.

        Section 12.10  Entire Agreement.  This Agreement, including the exhibits
                       ----------------
hereto and the documents and instruments referred to herein (including the Confidentiality Agreement dated May 26, 1996 between Vitalink and GranCare), embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

        IN WITNESS WHEREOF, Vitalink and GranCare have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                              VITALINK PHARMACY SERVICES, INC.


                              By:
                                  ------------------------------
                                  Name:
                                  Title:


                              GRANCARE, INC.


                              By:
                                  ------------------------------
                                  Name:
                                  Title: